Exhibit 99.1

News Release

Contact:
Investors	Media
Kris Dickson	Mike McCoy
(404) 827-6714	(404) 588-7230

For Immediate Release

July 22, 2011

SunTrust Reports Second Quarter 2011 Results

Earnings Per Share Increased to $0.33; Asset Quality Meaningfully Improved

ATLANTA — SunTrust Banks, Inc. (NYSE: STI) today reported net income available to common shareholders of $174 million, or $0.33 per average common share, for the second quarter of 2011. These results compare favorably to the prior quarter’s earnings of $0.08 per average common share, or $0.22 per share excluding the non-cash charge related to the redemption of the TARP preferred shares. Second quarter results improved significantly from a loss of $0.11 per share reported in the second quarter of 2010.

“Our earnings per share improvement continued this quarter,” said William H. Rogers, Jr., SunTrust’s president and chief executive officer. “While the economic recovery remains uneven, we continued to demonstrate meaningful improvements in asset quality. Additionally, our client-centric approach is driving even higher levels of loyalty and is increasingly evidencing itself in the form of enhanced performance by many of our businesses.” Mr. Rogers also noted that the company is committed to even stronger performance in the future, including an increased focus on expense management.

Second Quarter 2011 Financial Highlights

Income Statement

•

Net income available to common shareholders was $0.33 per average common share, compared to earnings of $0.08 per average common share, or $0.22 per share excluding the impact related to the redemption of TARP preferred shares, during the prior quarter.

•

Net interest income was up 1% from the prior quarter and 6% from the prior year. The growth from the prior quarter was mainly related to an additional business day in the current quarter. The change over the same quarter last year was primarily due to lower funding costs resulting from lower rates paid on deposits and a continued shift toward lower-cost deposits.

•	Net interest margin was stable compared to the prior quarter at 3.53% and increased 20 basis points over the second quarter of 2010.

•

Noninterest income increased 3% over the prior quarter due to widespread growth in consumer and commercial categories, led by strong investment banking income. Compared to the prior year, noninterest income was down 4%, primarily due to lower net gains on the sale of investment securities, lower service charges on deposit accounts, and lower valuation gains on the Company’s index-linked CDs and public debt carried at fair value.

•

Noninterest expense increased 5% compared to the prior quarter driven primarily by higher environmental factors, including credit-related expenses and an increase in FDIC insurance assessments. Noninterest expense increased 3% over the prior year, primarily due to compensation expenses associated with improved business performance and an increase in full-time equivalent employees.

Credit Quality

•	Credit quality continued to improve with net charge-offs, nonperforming loans, nonperforming assets, and early stage delinquencies all declining.

•	Nonperforming loans declined for the eighth consecutive quarter, decreasing 9% from the prior quarter and 23% from the prior year. Net charge-offs declined 12% and 30%, respectively.

•

Provision for credit losses declined due to the lower net charge-offs and the impact of improved credit quality on the allowance for loan losses. The allowance for loan losses was $2.7 billion, or 2.40% of total loans, down 9 basis points from the prior quarter.

Balance Sheet

•

Average loans were stable compared to the prior quarter; within the context of overall portfolio de-risking, commercial & industrial loans grew while higher-risk segments of the portfolio continued to decline.

•	Average client deposits grew to a record level, and the favorable trend in the deposit mix toward lower-cost accounts continued.

•

Estimated capital ratios are well above current regulatory requirements, as well as the Basel III proposed guidance. The Tier 1 capital and Tier 1 common ratios were estimated to be 11.10% and 9.20%, respectively.

	2Q 2010	1Q 2011	2Q 2011
Income Statement

(Presented on a fully taxable equivalent basis)

(Dollars in millions, except per share data)
Net income	$12	$180	$178
Net (loss)/income available to common shareholders	(56)	38	174
Earnings/(loss) per average common diluted share	(0.11)	0.08	0.33
Earnings/(loss) per average common diluted share, excluding impact of TARP redemption	(0.11)	0.22	0.33
Total revenue	2,160	2,160	2,198
Total revenue, excluding net securities gains/losses	2,103	2,096	2,166
Net interest income	1,208	1,277	1,286
Provision for credit losses	662	447	392
Noninterest income	952	883	912
Noninterest expense	1,503	1,465	1,542
Net interest margin	3.33%	3.53%	3.53%

Balance Sheet
(Dollars in billions)
Average loans	$113.0	$115.2	$114.9
Average consumer and commercial deposits	116.5	120.7	121.9

Capital
Tier 1 capital ratio (1)	13.51%	11.00%	11.10%
Tier 1 common equity ratio (1)	7.92%	9.05%	9.20%
Total average shareholders’ equity to total average assets	13.03%	13.35%	11.44%

Asset Quality
Net charge-offs to average loans (annualized)	2.57%	2.01%	1.76%
Allowance for loan losses to period end loans	2.81%	2.49%	2.40%
Nonperforming loans to total loans	4.16%	3.46%	3.14%

(1)	Current period Tier 1 capital and Tier 1 common equity ratios are estimated as of the earnings release date.

Consolidated Financial Performance

(Presented on a fully taxable-equivalent basis unless otherwise noted)

Revenue

Total revenue was $2,198 million for the second quarter of 2011 compared to $2,160 million in both the first quarter of 2011 and the second quarter of 2010. Net gains from the sales of securities were $32 million in the current quarter compared to $64 million in the first quarter of 2011 and $57 million in the second quarter of 2010. Excluding these gains, revenue increased 3% on both a sequential quarter and a prior year basis. The growth from the first quarter of 2011 was due to higher fee income, most notably investment banking income. The increase compared to the prior year quarter was due to higher net interest income, partially offset by lower deposit service charges.

For the six months ended June 30th, total revenue was $4,358 million in 2011 compared to $4,060 million for the prior year. The 7% increase was due to higher net interest income, growth in most consumer and commercial fee categories, and higher net gains from the sales of securities, partially offset by lower service charges due to the implementation of new regulatory requirements in the third quarter of 2010.

Net Interest Income

For the second quarter of 2011, net interest income was $1,286 million compared with $1,277 million in the prior quarter and $1,208 million in the prior year quarter. The 1% increase on a sequential quarter basis was mainly related to one more day in the current quarter. The 6% increase over the second quarter of 2010 was primarily attributable to lower rates paid on deposits, a continued shift in deposit mix toward lower-cost deposits, and a reduction in higher-cost funding.

Net interest margin for the second quarter of 2011 was 3.53%, consistent with the prior quarter and up 20 basis points over the prior year quarter. On a sequential quarter basis, yields on earning assets declined five basis points, driven by lower loan yields, while rates paid on interest-bearing liabilities declined seven basis points, as rates paid on deposits and long-term debt costs declined. Compared to the prior year quarter, the favorable shift in the deposit mix, lower rates paid, and reduced long-term debt contributed to a decline in interest-bearing liabilities of 34 basis points, more than offsetting the nine basis point decline in earning asset yields, which were primarily loan-related.

For the six months ended June 30th, net interest income was $2,563 million in 2011 compared to $2,410 million in 2010, an increase of 6%. Net interest margin was 3.53% in 2011, up 21 basis points. The primary drivers of the increases to net interest income and net interest margin were consistent with those described in the quarterly comparisons.

Noninterest Income

Total noninterest income was $912 million in the second quarter of 2011 compared with $883 million in the prior quarter and $952 million in the prior year quarter. The $29 million increase on a sequential quarter basis was due to broad-based growth in consumer and commercial fee categories, led by strong investment banking income, and partially offset by a $32 million decline in net gains on the sale of investment securities. Compared with the second quarter of 2010, noninterest income declined $40 million, or 4%, due to lower net gains on the sale of investment securities, lower service charges on deposit accounts, and lower valuation gains on the Company’s index-linked CDs and public debt carried at fair value. The year-over-year decline was partially offset by growth in certain consumer and commercial fee categories, including investment banking, retail investment services, and card fees.

Investment banking income was $95 million in the current quarter compared with $67 million in the prior quarter and $58 million in the prior year quarter. The increases of $28 million and $37 million compared to the prior quarter and prior year, respectively, were attributable to strong syndicated finance fees, which resulted from continued market penetration.

Trading account profits and commissions were $53 million in the current quarter compared with $52 million in the first quarter and $109 million in the second quarter of 2010. Compared to the prior quarter, the essentially flat results were driven by more favorable mark-to-market impacts on the Company’s fair value debt and index-linked CDs, which offset a decline in core trading income. Compared to the prior year, the $56 million decline in trading account profits and commissions was mainly attributable to a $60 million reduction in valuation gains on the Company’s fair value debt and index-linked CDs, as the Company’s credit spreads tightened.

Mortgage production and servicing income was a combined $76 million in the second quarter of 2011, compared with $71 million in the prior quarter and $72 million in the prior year quarter. During the current quarter, mortgage repurchase costs were $90 million, an increase of $10 million over the prior quarter due to higher agency-related repurchase requests. As of June 30, 2011, reserves for mortgage repurchases totaled $299 million, an increase of $29 million over March 31, 2011, reflective of higher unresolved repurchase requests. The mortgage servicing portfolio was $162.9 billion at the end of the second quarter.

All other noninterest income categories increased on a sequential quarter basis, including service charges on deposit accounts, which reversed a declining trend from the past three quarters. Compared to the second quarter of 2010, trust income, retail investment income, and card fees all increased, while service charges on deposits declined 18% due to regulatory-induced product changes that became effective in the third quarter of 2010.

For the six months ended June 30th, noninterest income was $1,795 million in 2011 and $1,650 million in 2010. The $145 million, or 9%, increase over the prior year was driven by growth across most consumer and commercial fee categories, including investment banking, card fees, retail investment services, and trust income. Higher gains on the sale of investment securities also contributed to the growth, which was partially offset by a decline in service charge income.

Noninterest Expense

Noninterest expense was $1,542 million in the current quarter compared with $1,465 million in the prior quarter and $1,503 million in the prior year quarter. The $77 million, or 5%, increase on a sequential quarter basis was largely driven by a $37 million increase in credit-related expenses, attributable to legal and compliance accruals. The FDIC insurance assessment increased $10 million due to a change in the assessment methodology. Personnel-related expenses declined 1% due to seasonal declines in employee benefits, partially offset by higher incentive compensation.

The $39 million, or 3%, increase in noninterest expenses over the second quarter of 2010 was largely driven by a $66 million increase in employee compensation. This was attributable to a 3% increase in personnel – primarily in client service and loss mitigation positions - and higher incentive compensation related to improved business performance. FDIC insurance premiums increased $16 million due to the change in the assessment methodology. Additionally, credit-related expenses increased $15 million as higher legal and compliance costs were partially offset by a decline in other real estate expenses. The second quarter of 2010 also included $63 million of losses related to the extinguishment of debt.

For the six months ended June 30th, noninterest expense was $3,007 million in 2011 and $2,864 million in 2010. The 5% increase was attributable to higher personnel-related expenses, credit-related expenses, and FDIC insurance premiums, partially offset by lower losses on the extinguishment of debt.

Income Taxes

In the second quarter of 2011, the Company recorded a provision for income taxes of $58 million compared with a provision of $33 million in the prior quarter and a $50 million benefit in the second quarter of 2010. The effective tax rate in the current quarter increased to 24.5% and was impacted by the recognition of specific discrete items.

U.S. Treasury Preferred Dividends

The Company formerly paid dividends to the U.S. Treasury on its $4.85 billion of TARP preferred securities. The Company redeemed these shares at the end of the first quarter of 2011, and, therefore, did not pay such dividends in the second quarter of 2011. The first quarter of 2011 included $66 million of preferred dividends paid to the U.S. Treasury, as well as a $74 million non-cash charge associated with the redemption of the TARP preferred shares. The second quarter of 2010 included $66 million of preferred dividends paid to the U.S. Treasury.

Balance Sheet

As of June 30, 2011, SunTrust had total assets of $172.3 billion and shareholders’ equity of $19.7 billion, representing 11.4% of total assets. Book and tangible book value per common share were $36.30 and $24.57, respectively, as of June 30, 2011, up 2% and 3%, respectively, from the prior quarter.

Loans

Average loans for the current quarter were $114.9 billion, compared with average balances of $115.2 billion and $113.0 billion during the first quarter of 2011 and the second quarter of 2010, respectively. While average balances were relatively flat on a sequential quarter basis, commercial & industrial loans increased $1.0 billion, or 2%, while higher-risk categories such as commercial construction and certain other residential real estate-related loans continued to decline. The $1.9 billion, or 2%, average balance increase over the second quarter of 2010 was driven by the acquisition of auto and student loans, as well as from organic growth in commercial & industrial loans and government-guaranteed residential mortgage loans. The risk profile of the loan portfolio continued to improve during the past year; in addition to higher-risk loan categories declining meaningfully, approximately 8% of the Company’s loan portfolio was comprised of government-guaranteed loans as of June 30, 2011, compared to approximately 6% as of June 30, 2010.

Deposits

Average consumer and commercial deposits in the second quarter of 2011 were $121.9 billion, compared to average balances of $120.7 billion and $116.5 billion in the prior quarter and prior year quarter, respectively. The favorable shift in the deposit mix continued during the current quarter, as the sequential increase of $1.2 billion, or 1%, was concentrated in demand deposits, while time deposits declined by $0.3 billion, or 1%.

Compared to the second quarter of 2010, average consumer and commercial deposits increased $5.4 billion, or 5%. Average lower-cost deposit products increased a combined $9.7 billion, or 11%, while time deposits declined $4.3 billion, or 18%. While changing client preferences and the economic environment have contributed to this favorable shift in deposit mix, SunTrust also attributes the lower-cost deposit growth to its investments in enhancing the client experience and its marketing initiatives.

Capital and Liquidity

The Company’s estimated capital ratios are well above regulatory requirements, as well as the proposed guidelines recently published by the Basel Committee and endorsed by U.S. regulatory agencies. The Tier 1 capital and Tier 1 common ratios were estimated to have expanded to 11.10% and 9.20%, respectively, and the tangible equity to tangible assets ratio increased to 8.07% as of June 30, 2011. The Company also has substantial available liquidity, as client deposits have been retained in cash and high-quality government-backed securities.

Asset Quality

Asset quality improved during the quarter, with continued trends of declining net charge-offs, nonperforming loans, and other real estate that began in early 2010. Early stage delinquencies also continued to decline on a sequential quarter basis.

Net charge-offs were $505 million in the current quarter compared to $571 million in the prior quarter and $722 million in the prior year quarter. The $66 million sequential quarter decline was concentrated in residential mortgage loans and was partially offset by a slight increase in commercial & industrial loans. Compared to the second quarter of 2010, net charge-offs decreased $217 million, or 30%, with declines across all loan segments, particularly residential loans. The ratio of annualized net charge-offs to total average loans was 1.76% in the current quarter and declined 25 basis points and 81 basis points from the prior quarter and the prior year quarter, respectively. The provision for credit losses was $392 million in the second quarter of 2011, a decline of $55 million and $270 million compared to the prior quarter and the second quarter of 2010, respectively.

Nonperforming loans totaled $3.6 billion as of June 30, 2011, a decline of $361 million, or 9%, from the prior quarter. This marks the eighth consecutive quarter of declining nonperforming loans. The sequential quarter decline was primarily driven by reductions in commercial construction loans; however, declines were also prevalent in other loan categories. Compared to June 30, 2010, nonperforming loans were down $1.1 billion, or 23%. The decline was driven primarily by reductions in the commercial construction, residential mortgage, commercial & industrial, and residential construction loan categories. As of June 30, 2011, nonperforming loans represented 3.14% of total loans, down 32 basis points from the prior quarter and down 102 basis points from June 30, 2010. Other real estate owned totaled $483 million as of the end of the quarter, down $217 million, or 31%, since June 30, 2010.

Early stage delinquencies declined to 1.09%, an improvement of 6 basis points from the end of the prior quarter. Excluding government-guaranteed student loans and Ginnie Mae insured repurchased mortgage loans, early stage delinquencies were 0.73%, a decline of 7 basis points from March 31, 2011.

As of June 30, 2011, the allowance for loan losses was $2.7 billion representing 2.40% of total loans, down 9 basis points from March 31, 2011. The allowance for loan losses declined $110 million during the current quarter as a result of the improvement in asset quality.

Accruing restructured loans totaled $2.7 billion and nonaccruing restructured loans totaled $0.9 billion as of June 30, 2011. Both were relatively stable compared to the prior quarter end. $3.1 billion of restructured loans related to residential mortgages, while $0.5 billion were commercial loans.

LINE OF BUSINESS FINANCIAL PERFORMANCE

Line of Business Results

The Company has included line of business financial tables as part of this release on its website at www.suntrust.com in the Investor Relations section located under “About SunTrust.” The Company’s business segments are: Retail Banking, Diversified Commercial Banking, Corporate and Investment Banking, Mortgage, Wealth and Investment Management, and Commercial Real Estate. All revenue in the line of business tables is reported on a fully taxable-equivalent basis. For the lines of business, results include net interest income, which is computed using matched-maturity funds transfer pricing. Further, provision for loan losses is represented by net charge-offs. SunTrust also reports results for Corporate Other and Treasury, which includes the Treasury department as well as the residual expense associated with operational and support expense allocations. The Corporate Other and Treasury segment also includes differences created between internal management accounting practices and generally accepted accounting principles, certain matched-maturity funds transfer pricing credits and charges, differences in provision for loan losses compared to net charge-offs, as well as equity and its related impact. A detailed discussion of the line of business results will be included in the Company’s forthcoming quarterly report on Form 10-Q.

Corresponding Financial Tables and Information

Investors are encouraged to review the foregoing summary and discussion of SunTrust’s earnings and financial condition in conjunction with the detailed financial tables and information which SunTrust has also published today and SunTrust’s forthcoming quarterly report on Form 10-Q. Detailed financial tables and other information are also available on the Company’s website at www.suntrust.com in the Investor Relations section located under “About SunTrust.” This information is also included in a current report on Form 8-K furnished with the Securities and Exchange Commission today.

Conference Call

SunTrust management will host a conference call on July 22, 2011, at 8:00 a.m. (Eastern Daylight Time) to discuss the earnings results and business trends. Individuals may call in beginning at 7:45 a.m. (Eastern Daylight Time) by dialing 1-888-972-7805 (Passcode: 2Q11). Individuals calling from outside the United States should dial 1-517-308-9091 (Passcode: 2Q11). A replay of the call will be available approximately one hour after the call ends on July 22, 2011, and will remain available until August 5, 2011, by dialing 1-866-352-7718 (domestic) or 1-203-369-0076 (international).

Alternatively, individuals may listen to the live webcast of the presentation by visiting the SunTrust investor relations website at www.suntrust.com/investorrelations. Beginning the afternoon of July 22, 2011, listeners may access an archived version of the webcast in the “Webcasts and Presentations” subsection found on the investor relations webpage. This webcast will be archived and available for one year. A link to the Investor Relations page is also found in the footer of the SunTrust home page.

SunTrust Banks, Inc., headquartered in Atlanta, is one of the nation’s largest banking organizations, serving a broad range of consumer, commercial, corporate and institutional clients. The Company operates an extensive branch and ATM network throughout the Southeast and Mid-Atlantic states and a full array of technology-based, 24-hour delivery channels. The Company also serves clients in selected markets nationally. Its primary businesses include deposit, credit, and trust and investment management services. Through various subsidiaries, the Company provides mortgage banking, insurance, brokerage, equipment leasing, and capital markets services. SunTrust’s Internet address is www.suntrust.com.

Important Cautionary Statement About Forward-Looking Statements

This news release includes non-GAAP financial measures to describe SunTrust’s performance. The reconciliations of those measures to GAAP measures are provided within or in the appendix to this news release. In this news release, the Company presents net interest income and net interest margin on a fully taxable-equivalent (“FTE”) basis, and ratios on an annualized basis. The FTE basis adjusts for the tax-favored status of income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and non-taxable amounts.

This news release contains forward-looking statements. The statement regarding our expectations about expected earnings increases as a result of business initiatives is a forward looking statements. Also, any statement that does not describe historical or current facts, is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.

Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010, and in Part II, “Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the period ended March 31, 2011, and in other periodic reports that we file with the SEC. Those factors include: difficult market conditions have adversely affected our industry; concerns over market volatility continue; the Dodd-Frank Act makes fundamental changes in the regulation of the financial services industry, some of which may adversely affect our business; we are subject to capital adequacy and liquidity guidelines and, if we fail to meet these guidelines, our financial condition would be adversely affected; emergency measures designed to stabilize the U.S. banking system are beginning to wind down; we are subject to credit risk; our ALLL may not be adequate to cover our eventual losses; we will realize future losses if the proceeds we receive upon liquidation of nonperforming assets are less than the carrying value of such assets; weakness in the economy and in the real estate market, including specific weakness within our geographic footprint, has adversely affected us and may continue to adversely affect us; weakness in the real estate market, including the secondary residential mortgage loan markets, has adversely affected us and may continue to adversely affect us; we are subject to certain risks related to originating and selling mortgages. We may be required to repurchase mortgage loans or indemnify mortgage loan purchasers as a result of breaches of representations and warranties, borrower fraud, or certain borrower defaults, which could harm our liquidity, results of operations, and financial condition; we are subject to risks related to delays in the foreclosure process; we may continue to suffer increased losses in our loan portfolio despite enhancement of our underwriting policies; as a financial services company, adverse changes in general business or economic conditions could have a material adverse effect on our financial condition and results of operations. Changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital or liquidity; the fiscal and monetary policies of the federal government and its agencies could have a material adverse effect on our earnings; depressed market values for our stock may require us to write down goodwill; clients could pursue alternatives to bank deposits, causing us to lose a relatively inexpensive source of funding; consumers may decide not to use banks to complete their financial transactions, which could affect net income; we have businesses other than banking which subject us to a variety of risks; hurricanes and other natural or man-made disasters may adversely affect loan portfolios and operations and increase the cost of doing business; negative public opinion could damage our reputation and adversely impact business and revenues; the soundness of other financial institutions could adversely affect us; we rely on other companies to provide key components of our business infrastructure; we rely on our systems, employees, and certain counterparties, and certain failures could materially adversely affect our operations; we depend on the accuracy and completeness of information about clients and counterparties; regulation by federal and state agencies could adversely affect the business, revenue, and profit margins; competition in the financial services industry is intense and could result in losing business or margin declines; maintaining or increasing market share depends on market acceptance and regulatory approval of new products and services; we may not pay dividends on your common stock; disruptions in our ability to access global capital markets may negatively affect our capital resources and liquidity; any reduction in our credit rating could increase the cost of our funding from the capital markets; we have in the past and may in the future pursue acquisitions, which could affect costs and from which we may not be able to realize anticipated benefits; we are subject to certain litigation, and our expenses related to this litigation may adversely affect our results; we depend on the expertise of key personnel. If these individuals leave or change their roles without effective replacements, operations may suffer; we may not be able to hire or retain additional qualified personnel and recruiting and compensation costs may increase as a result of turnover, both of which may increase costs and reduce profitability and may adversely impact our ability to implement our business strategies; our accounting policies and processes are critical to how we report our financial condition and results of operations. They require management to make estimates about matters that are uncertain; changes in our accounting policies or in accounting standards could materially affect how we report our financial results and condition; our stock price can be volatile; our disclosure controls and procedures may not prevent or detect all errors or acts of fraud; our financial instruments carried at fair value expose us to certain market risks; our revenues derived from our investment securities may be volatile and subject to a variety of risks; and we may enter into transactions with off-balance sheet affiliates or our subsidiaries.

SunTrust Banks, Inc. and Subsidiaries

FINANCIAL HIGHLIGHTS

(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended June 30%					Six Months Ended June 30%
	2011		2010	Change [5]		2011	2010	Change [5]
EARNINGS & DIVIDENDS
Net income/(loss)	$178		$12	NM	%	$358	($149)	NM	%
Net income/(loss) available to common shareholders	174		(56)	NM		212	(285)	NM
Total revenue - FTE [1,2]	2,198		2,160	2		4,358	4,060	7
Total revenue - FTE excluding securities gains, net [1,2]	2,166		2,103	3		4,262	4,002	6
Net income/(loss) per average common share
Diluted [4]	0.33		(0.11)	NM		0.41	(0.58)	NM
Diluted excluding effect of accelerated accretion associated with repurchase of preferred stock issued to the U.S. Treasury [1,4]	0.33		(0.11)	NM		0.55	(0.58)	NM
Basic	0.33		(0.11)	NM		0.41	(0.58)	NM
Dividends paid per common share	0.01		0.01	-		0.02	0.02	-

CONDENSED BALANCE SHEETS
Selected Average Balances
Total assets	$170,527		$171,273	-%		$171,789	$171,351	-%
Earning assets	145,985		145,464	-		146,383	146,176	-
Loans	114,920		113,016	2		115,040	113,721	1
Consumer and commercial deposits	121,879		116,460	5		121,298	115,776	5
Brokered and foreign deposits	2,340		2,670	(12)		2,472	3,049	(19)
Total shareholders’ equity	19,509		22,313	(13)		21,298	22,326	(5)

As of
Total assets	172,173		170,668	1
Earning assets	146,367		145,601	1
Loans	114,913		112,925	2
Allowance for loan and lease losses	2,744		3,156	(13)
Consumer and commercial deposits	121,671		116,261	5
Brokered and foreign deposits	3,250		2,407	35
Total shareholders’ equity	19,660		23,024	(15)

FINANCIAL RATIOS & OTHER DATA
Return on average total assets	0.42%		0.03%	NM	%	0.42%	(0.17)%	NM	%
Return on average assets less net unrealized securities gains [1]	0.35		(0.08)	NM		0.33	(0.25)	NM
Return on average common shareholders’ equity	3.61		(1.29)	NM		2.28	(3.31)	NM
Return on average realized common shareholders’ equity [1]	3.21		(2.53)	NM		1.49	(4.23)	NM
Net interest margin [2]	3.53		3.33	6		3.53	3.32	6
Efficiency ratio [2]	70.17		69.57	1		69.01	70.52	(2)
Tangible efficiency ratio [1,2]	69.64		68.96	1		68.49	69.87	(2)
Effective tax rate/(benefit)	24.45		(133.13)	NM		20.21	(62.17)	NM
Tier 1 common equity	9.20	[3]	7.92	16
Tier 1 capital	11.10	[3]	13.51	(18)
Total capital	14.00	[3]	16.96	(17)
Tier 1 leverage	8.92	[3]	10.94	(18)
Total average shareholders’ equity to total average assets	11.44		13.03	(12)		12.40	13.03	(5)
Tangible equity to tangible assets [1]	8.07		10.18	(21)

Book value per common share	$36.30		$36.19	-
Tangible book value per common share [1]	24.57		23.58	4
Market price:
High	30.13		31.92	(6)		33.14	31.92	4
Low	24.63		23.12	7		24.63	20.16	22
Close	25.80		23.30	11		25.80	23.30	11
Market capitalization	13,852		11,648	19

Average common shares outstanding (000s)
Diluted	535,416		498,499	7		519,548	498,369	4
Basic	531,792		495,351	7		515,819	495,112	4

Full-time equivalent employees	29,235		28,250	3
Number of ATMs	2,919		2,902	1
Full service banking offices	1,661		1,675	(1)

[1]	See Appendix A for reconcilements of non-GAAP performance measures.
[2]

Total revenue, net interest margin, and efficiency ratios are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue - FTE equals net interest income on a FTE basis plus noninterest income.

[3]	Current period tier 1 common equity, tier 1 capital, total capital and tier 1 leverage ratios are estimated as of the earnings release date.
[4]

For earnings per share calculation purposes, the impact of dilutive securities are excluded from the diluted share count during periods that the Company has recognized a net loss available to common shareholders because the impact would be antidilutive.

[5]	“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries FIVE QUARTER FINANCIAL HIGHLIGHTS (Dollars in millions, except per share data) (Unaudited)
	Three Months Ended
	June 30 2011		March 31 2011	December 31 2010	September 30 2010	June 30 2010

EARNINGS & DIVIDENDS
Net income	$178		$180	$185	$153	$12
Net income/(loss) available to common shareholders	174		38	114	84	(56)
Total revenue - FTE [1,2]	2,198		2,160	2,326	2,313	2,160
Total revenue - FTE excluding securities gains, net [1,2]	2,166		2,096	2,262	2,244	2,103
Net income/(loss) per average common share
Diluted [4]	0.33		0.08	0.23	0.17	(0.11)
Diluted excluding effect of accelerated accretion associated with repurchase of preferred stock issued to the U.S. Treasury [1,4]	0.33		0.22	0.23	0.17	(0.11)
Basic	0.33		0.08	0.23	0.17	(0.11)
Dividends paid per common share	0.01		0.01	0.01	0.01	0.01

CONDENSED BALANCE SHEETS
Selected Average Balances
Total assets	$170,527		$173,066	$174,768	$171,999	$171,273
Earning assets	145,985		146,786	149,114	147,249	145,464
Loans	114,920		115,162	114,930	113,322	113,016
Consumer and commercial deposits	121,879		120,710	119,688	117,233	116,460
Brokered and foreign deposits	2,340		2,606	2,827	2,740	2,670
Total shareholders’ equity	19,509		23,107	23,576	23,091	22,313

As of
Total assets	172,173		170,794	172,874	174,703	170,668
Earning assets	146,367		145,895	148,473	149,994	145,601
Loans	114,913		114,932	115,975	115,055	112,925
Allowance for loan and lease losses	2,744		2,854	2,974	3,086	3,156
Consumer and commercial deposits	121,671		121,559	120,025	117,494	116,261
Brokered and foreign deposits	3,250		2,426	3,019	2,850	2,407
Total shareholders’ equity	19,660		19,223	23,130	23,438	23,024

FINANCIAL RATIOS & OTHER DATA
Return on average total assets	0.42%		0.42%	0.42%	0.35%	0.03%
Return on average assets less net unrealized securities gains [1]	0.35		0.30	0.31	0.23	(0.08)
Return on average common shareholders’ equity	3.61		0.84	2.44	1.83	(1.29)
Return on average realized common shareholders’ equity [1]	3.21		(0.35)	1.53	0.70	(2.53)
Net interest margin [2]	3.53		3.53	3.44	3.41	3.33
Efficiency ratio [2]	70.17		67.83	66.57	64.80	69.57
Tangible efficiency ratio [1,2]	69.64		67.32	66.07	64.24	68.96
Effective tax rate/(benefit)	24.45		15.54	19.66	8.25	(133.13)
Tier 1 common equity	9.20	[3]	9.05	8.08	8.02	7.92
Tier 1 capital	11.10	[3]	11.00	13.67	13.58	13.51
Total capital	14.00	[3]	13.92	16.54	16.42	16.96
Tier 1 leverage	8.92	[3]	8.72	10.94	11.03	10.94
Total average shareholders’ equity to total average assets	11.44		13.35	13.49	13.42	13.03
Tangible equity to tangible assets [1]	8.07		7.87	10.12	10.19	10.18

Book value per common share	$36.30		$35.49	$36.34	$37.01	$36.19
Tangible book value per common share [1]	24.57		23.79	23.76	24.42	23.58
Market price:
High	30.13		33.14	29.82	27.05	31.92
Low	24.63		27.38	23.25	21.79	23.12
Close	25.80		28.84	29.51	25.83	23.30
Market capitalization	13,852		15,482	14,768	12,914	11,648

Average common shares outstanding (000s)
Diluted	535,416		503,503	499,423	498,802	498,499
Basic	531,792		499,669	495,710	495,501	495,351

Full-time equivalent employees	29,235		29,052	29,056	28,599	28,250
Number of ATMs	2,919		2,924	2,918	2,928	2,902
Full service banking offices	1,661		1,665	1,668	1,670	1,675

1See Appendix A for reconcilements of non-GAAP performance measures.

2Total revenue, net interest margin, and efficiency ratios are presented on a fully taxable-equivalent (“FTE”) basis. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. Total revenue - FTE equals net interest income on a FTE basis plus noninterest income.

3Current period tier 1 common equity, tier 1 capital, total capital and tier 1 leverage ratios are estimated as of the earnings release date.

4For earnings per share calculation purposes, the impact of dilutive securities are excluded from the diluted share count during periods that the Company has recognized a net loss available to common shareholders because the impact would be antidilutive.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME/(LOSS)

(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended		Increase/(Decrease) [3]			Six Months Ended		Increase/(Decrease) [3]
	June 30					June 30
	2011	2010	Amount	%		2011	2010	Amount	%

Interest income	$1,546	$1,570	($24)	(2)%		$3,100	$3,144	($44)	(1)%
Interest expense	287	392	(105)	(27)		592	794	(202)	(25)

NET INTEREST INCOME	1,259	1,178	81	7		2,508	2,350	158	7
Provision for credit losses	392	662	(270)	(41)		839	1,524	(685)	(45)

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	867	516	351	68		1,669	826	843	NM

NONINTEREST INCOME
Service charges on deposit accounts	170	208	(38)	(18)		333	404	(71)	(18)
Trust and investment management income	135	127	8	6		270	249	21	8
Retail investment services	59	48	11	23		117	95	22	23
Other charges and fees	130	133	(3)	(2)		256	262	(6)	(2)
Investment banking income	95	58	37	64		162	114	48	42
Trading account profits and commissions	53	109	(56)	(51)		105	102	3	3
Card fees	105	94	11	12		205	181	24	13
Mortgage production related income/(loss)	4	(16)	20	NM		3	(47)	50	NM
Mortgage servicing related income	72	88	(16)	(18)		144	158	(14)	(9)
Other noninterest income	57	46	11	24		104	74	30	41
Securities gains, net	32	57	(25)	(44)		96	58	38	66

Total noninterest income	912	952	(40)	(4)		1,795	1,650	145	9

NONINTEREST EXPENSE
Employee compensation and benefits	748	682	66	10		1,502	1,374	128	9
Net occupancy expense	89	90	(1)	(1)		178	181	(3)	(2)
Outside processing and software	162	158	4	3		320	307	13	4
Equipment expense	44	42	2	5		88	83	5	6
Marketing and customer development	46	44	2	5		84	78	6	8
Amortization of intangible assets	12	13	(1)	(8)		23	26	(3)	(12)
Net loss/(gain) on extinguishment of debt	(1)	63	(64)	NM		(2)	54	(56)	NM
Operating losses	62	16	46	NM		89	30	59	NM
FDIC premium/regulatory exams	81	65	16	25		152	129	23	18
Other noninterest expense	299	330	(31)	(9)		573	602	(29)	(5)

Total noninterest expense	1,542	1,503	39	3		3,007	2,864	143	5

INCOME/(LOSS) BEFORE PROVISION/(BENEFIT) FOR INCOME TAXES	237	(35)	272	NM		457	(388)	845	NM
Provision/(benefit) for income taxes	58	(50)	108	NM		91	(244)	335	NM

INCOME/(LOSS) INCLUDING INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	179	15	164	NM		366	(144)	510	NM
Net income attributable to noncontrolling interest	1	3	(2)	(67)		8	5	3	60

NET INCOME/(LOSS)	$178	$12	$166	NM	%	$358	($149)	$507	NM	%

NET INCOME/(LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$174	($56)	$230	NM	%	$212	($285)	$497	NM	%

Net interest income - FTE [1]	1,286	1,208	78	6		2,563	2,410	153	6

Net income/(loss) per average common share
Diluted [2]	0.33	(0.11)	0.44	NM		0.41	(0.58)	0.99	NM
Basic	0.33	(0.11)	0.44	NM		0.41	(0.58)	0.99	NM

Cash dividends paid per common share	0.01	0.01	-	-		0.02	0.02	-	-
Average common shares outstanding (000s)
Diluted	535,416	498,499	36,917	7		519,548	498,369	21,179	4
Basic	531,792	495,351	36,441	7		515,819	495,112	20,707	4

1Net interest income includes the effects of FTE adjustments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis. See Appendix A for a reconcilement of this non-GAAP measure to the related GAAP measure.

2For earnings per share calculation purposes, the impact of dilutive securities are excluded from the diluted share count during periods that the Company has recognized a net loss available to common shareholders because the impact would be antidilutive.

3“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

FIVE QUARTER CONSOLIDATED STATEMENTS OF INCOME/(LOSS)

(Dollars in millions, except per share data) (Unaudited)

	Three Months Ended				Three Months Ended
	June 30	March 31	Increase/(Decrease)[3]		December 31	September 30	June 30
	2011	2011	Amount	%	2010	2010	2010
Interest income	$1,546	$1,554	($8)	(1)%	$1,595	$1,604	$1,570
Interest expense	287	305	(18)	(6)	329	366	392

NET INTEREST INCOME	1,259	1,249	10	1	1,266	1,238	1,178
Provision for credit losses	392	447	(55)	(12)	512	615	662

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	867	802	65	8	754	623	516

NONINTEREST INCOME
Service charges on deposit accounts	170	163	7	4	172	184	208
Trust and investment management income	135	135	-	-	130	124	127
Retail investment services	59	58	1	2	57	52	48
Other charges and fees	130	126	4	3	135	137	133
Investment banking income	95	67	28	42	103	96	58
Trading account profits/(losses) and commissions	53	52	1	2	93	(22)	109
Card fees	105	100	5	5	99	96	94
Mortgage production related income/(loss)	4	(1)	5	NM	41	133	(16)
Mortgage servicing related income	72	72	-	-	68	132	88
Other noninterest income	57	47	10	21	70	46	46
Securities gains, net	32	64	(32)	(50)	64	69	57

Total noninterest income	912	883	29	3	1,032	1,047	952

NONINTEREST EXPENSE
Employee compensation and benefits	748	754	(6)	(1)	738	709	682
Net occupancy expense	89	89	-	-	88	92	90
Outside processing and software	162	158	4	3	174	157	158
Equipment expense	44	44	-	-	46	45	42
Marketing and customer development	46	38	8	21	56	43	44
Amortization of intangible assets	12	11	1	9	12	13	13
Net loss/(gain) on extinguishment of debt	(1)	(1)	-	-	4	12	63
Operating losses	62	27	35	NM	26	27	16
FDIC premium/regulatory exams	81	71	10	14	69	67	65
Other noninterest expense	299	274	25	9	335	334	330

Total noninterest expense	1,542	1,465	77	5	1,548	1,499	1,503

INCOME/(LOSS) BEFORE PROVISION/(BENEFIT) FOR INCOME TAXES	237	220	17	8	238	171	(35)
Provision/(benefit) for income taxes	58	33	25	76	45	14	(50)

INCOME INCLUDING INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	179	187	(8)	(4)	193	157	15
Net income attributable to noncontrolling interest	1	7	(6)	(86)	8	4	3

NET INCOME	$178	$180	($2)	(1)%	$185	$153	$12

NET INCOME/(LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$174	$38	$136	NM %	$114	$84	($56)

Net interest income - FTE[1]	1,286	1,277	9	1	1,294	1,266	1,208

Net income/(loss) per average common share
Diluted[2]	0.33	0.08	0.25	NM	0.23	0.17	(0.11)
Basic	0.33	0.08	0.25	NM	0.23	0.17	(0.11)

Cash dividends paid per common share	0.01	0.01	-	-	0.01	0.01	0.01
Average common shares outstanding (000s)
Diluted	535,416	503,503	31,913	6	499,423	498,802	498,499
Basic	531,792	499,669	32,123	6	495,710	495,501	495,351

1 Net interest income includes the effects of FTE adjustments using a federal tax rate of 35% and state income taxes where applicable to increase tax-exempt interest income to a taxable-equivalent basis. See Appendix A for a reconcilement of this non-GAAP measure to the related GAAP measure.

2 For earnings per share calculation purposes, the impact of dilutive securities are excluded from the diluted share count during periods that the Company has recognized a net loss available to common shareholders because the impact would be antidilutive.

3“NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Dollars in millions and shares in thousands) (Unaudited)

	$172,173	$172,173	$172,173	$172,173
	As of June 30		Increase/(Decrease)
	2011	2010	Amount	%[2]
ASSETS
Cash and due from banks	$5,633	$3,836	$1,797	47%
Interest-bearing deposits in other banks	20	24	(4)	(17)
Funds sold and securities purchased under agreements to resell	1,134	933	201	22
Trading assets	6,586	6,166	420	7
Securities available for sale	27,216	27,598	(382)	(1)
Loans held for sale	2,052	3,185	(1,133)	(36)
Loans held for investment:
Commercial & industrial	45,922	43,982	1,940	4
Commercial real estate	5,707	6,814	(1,107)	(16)
Commercial construction	1,740	3,653	(1,913)	(52)
Residential mortgages - guaranteed	4,513	2,894	1,619	56
Residential mortgages - nonguaranteed	23,224	24,457	(1,233)	(5)
Residential home equity products	16,169	17,144	(975)	(6)
Residential construction	1,118	1,526	(408)	(27)
Consumer student loans - guaranteed	4,620	3,305	1,315	40
Consumer other direct	1,863	1,555	308	20
Consumer indirect	9,630	7,100	2,530	36
Consumer credit cards	407	495	(88)	(18)

Total loans held for investment	114,913	112,925	1,988	2
Allowance for loan and lease losses	(2,744)	(3,156)	(412)	(13)

Net loans held for investment	112,169	109,769	2,400	2
Goodwill	6,343	6,323	20	-
Other intangible assets	1,539	1,443	96	7
Other real estate owned	483	700	(217)	(31)
Other assets	8,998	10,691	(1,693)	(16)

Total assets [1]	$172,173	$170,668	$1,505	1%

LIABILITIES
Deposits:
Noninterest-bearing consumer and commercial deposits	$30,591	$25,382	$5,209	21%
Interest-bearing consumer and commercial deposits:
NOW accounts	24,330	24,487	(157)	(1)
Money market accounts	42,427	38,444	3,983	10
Savings	4,600	4,107	493	12
Consumer time	12,598	14,665	(2,067)	(14)
Other time	7,125	9,176	(2,051)	(22)

Total consumer and commercial deposits	121,671	116,261	5,410	5
Brokered deposits	2,345	2,343	2	-
Foreign deposits	905	64	841	NM

Total deposits	124,921	118,668	6,253	5
Funds purchased	939	1,260	(321)	(25)
Securities sold under agreements to repurchase	2,253	2,477	(224)	(9)
Other short-term borrowings	2,791	2,517	274	11
Long-term debt	13,693	15,659	(1,966)	(13)
Trading liabilities	3,026	2,655	371	14
Other liabilities	4,890	4,408	482	11

Total liabilities	152,513	147,644	4,869	3

SHAREHOLDERS’ EQUITY
Preferred stock, no par value	172	4,929	(4,757)	(97)
Common stock, $1.00 par value	550	515	35	7
Additional paid in capital	9,330	8,445	885	10
Retained earnings	8,745	8,358	387	5
Treasury stock, at cost, and other	(805)	(968)	(163)	(17)
Accumulated other comprehensive income	1,668	1,745	(77)	(4)

Total shareholders’ equity	19,660	23,024	(3,364)	(15)

Total liabilities and shareholders’ equity	$172,173	$170,668	$1,505	1%

Common shares outstanding	536,907	499,929	36,978	7%
Common shares authorized	750,000	750,000	-	-
Preferred shares outstanding	2	50	(48)	(96)
Preferred shares authorized	50,000	50,000	-	-
Treasury shares of common stock	13,014	14,738	(1,724)	(12)

[1] Includes earning assets of	$146,367	$145,601	$766	1%
[2]“NM”	- Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries FIVE QUARTER CONSOLIDATED BALANCE SHEETS (Dollars in millions and shares in thousands) (Unaudited)
	As of				As of
	June 30	March 31	Increase/(Decrease)		December 31	September 30	June 30
	2011	2011	Amount	%[2]	2010	2010	2010
ASSETS
Cash and due from banks	$5,633	$5,216	$417	8%	$4,296	$3,169	$3,836
Interest-bearing deposits in other banks	20	20	-	-	24	25	24
Funds sold and securities purchased under agreements to resell	1,134	981	153	16	1,058	962	933
Trading assets	6,586	6,289	297	5	6,175	6,650	6,166
Securities available for sale	27,216	26,569	647	2	26,895	30,310	27,598
Loans held for sale	2,052	2,165	(113)	(5)	3,501	3,114	3,185
Loans held for investment:
Commercial & industrial	45,922	45,080	842	2	44,753	44,374	43,982
Commercial real estate	5,707	6,043	(336)	(6)	6,167	6,616	6,814
Commercial construction	1,740	2,109	(369)	(17)	2,568	3,052	3,653
Residential mortgages - guaranteed	4,513	4,516	(3)	-	4,520	4,090	2,894
Residential mortgages - nonguaranteed	23,224	23,443	(219)	(1)	23,959	24,124	24,457
Residential home equity products	16,169	16,382	(213)	(1)	16,751	16,913	17,144
Residential construction	1,118	1,208	(90)	(7)	1,291	1,413	1,526
Consumer student loans - guaranteed	4,620	4,477	143	3	4,260	4,044	3,305
Consumer other direct	1,863	1,786	77	4	1,722	1,636	1,555
Consumer indirect	9,630	9,469	161	2	9,499	8,310	7,100
Consumer credit cards	407	419	(12)	(3)	485	483	495

Total loans held for investment	114,913	114,932	(19)	-	115,975	115,055	112,925
Allowance for loan and lease losses	(2,744)	(2,854)	(110)	(4)	(2,974)	(3,086)	(3,156)

Net loans held for investment	112,169	112,078	91	-	113,001	111,969	109,769
Goodwill	6,343	6,324	19	-	6,323	6,323	6,323
Other intangible assets	1,539	1,659	(120)	(7)	1,571	1,204	1,443
Other real estate owned	483	534	(51)	(10)	596	645	700
Other assets	8,998	8,959	39	-	9,434	10,332	10,691

Total assets [1]	$172,173	$170,794	$1,379	1%	$172,874	$174,703	$170,668

LIABILITIES
Deposits:
Noninterest-bearing consumer and commercial deposits	$30,591	$28,521	$2,070	7%	$27,290	$26,707	$25,382
Interest-bearing consumer and commercial deposits:
NOW accounts	24,330	25,462	(1,132)	(4)	26,115	23,444	24,487
Money market accounts	42,427	43,055	(628)	(1)	42,005	40,798	38,444
Savings	4,600	4,518	82	2	4,094	4,051	4,107
Consumer time	12,598	12,747	(149)	(1)	12,879	13,966	14,665
Other time	7,125	7,256	(131)	(2)	7,642	8,528	9,176

Total consumer and commercial deposits	121,671	121,559	112	-	120,025	117,494	116,261
Brokered deposits	2,345	2,369	(24)	(1)	2,365	2,409	2,343
Foreign deposits	905	57	848	NM	654	441	64

Total deposits	124,921	123,985	936	1	123,044	120,344	118,668
Funds purchased	939	1,150	(211)	(18)	951	1,076	1,260
Securities sold under agreements to repurchase	2,253	2,113	140	7	2,180	2,429	2,477
Other short-term borrowings	2,791	2,858	(67)	(2)	2,690	4,894	2,517
Long-term debt	13,693	14,663	(970)	(7)	13,648	15,208	15,659
Trading liabilities	3,026	2,731	295	11	2,678	2,702	2,655
Other liabilities	4,890	4,071	819	20	4,553	4,612	4,408

Total liabilities	152,513	151,571	942	1	149,744	151,265	147,644

SHAREHOLDERS’ EQUITY
Preferred stock, no par value	172	172	-	-	4,942	4,936	4,929
Common stock, $1.00 par value	550	550	-	-	515	515	515
Additional paid in capital	9,330	9,324	6	-	8,403	8,443	8,445
Retained earnings	8,745	8,575	170	2	8,542	8,431	8,358
Treasury stock, at cost, and other	(805)	(823)	(18)	(2)	(888)	(952)	(968)
Accumulated other comprehensive income	1,668	1,425	243	17	1,616	2,065	1,745

Total shareholders’ equity	19,660	19,223	437	2	23,130	23,438	23,024

Total liabilities and shareholders’ equity	$172,173	$170,794	$1,379	1%	$172,874	$174,703	$170,668

Common shares outstanding	536,907	536,817	90	-%	500,436	499,955	499,929
Common shares authorized	750,000	750,000	-	-	750,000	750,000	750,000
Preferred shares outstanding	2	2	-	-	50	50	50
Preferred shares authorized	50,000	50,000	-	-	50,000	50,000	50,000
Treasury shares of common stock	13,014	13,104	(90)	(1)	14,231	14,712	14,738
[1]Includes earning assets of	$146,367	$145,895	$472	-%	$148,473	$149,994	$145,601

2 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries CONSOLIDATED DAILY AVERAGE BALANCES, AVERAGE YIELDS EARNED AND RATES PAID (Dollars in millions; yields on taxable-equivalent basis) (Unaudited)
	Three Months Ended						Increase/(Decrease) From
	June 30, 2011			March 31, 2011			Sequential Quarter

	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Yields/ Rates
ASSETS
Loans (Post-Adoption):[3]
Commercial and industrial - FTE [1]	$45,158	$583	5.17%	$44,181	$583	5.35%	$977	(0.18)%
Commercial real estate	5,479	50	3.66	5,720	53	3.76	(241)	(0.10)
Commercial construction	1,204	11	3.83	1,466	14	3.80	(262)	0.03
Residential mortgages - guaranteed	4,387	39	3.57	4,305	35	3.26	82	0.31
Residential mortgages -non guaranteed	21,794	273	5.01	22,173	287	5.18	(379)	(0.17)
Home equity products	15,924	150	3.77	16,214	151	3.78	(290)	(0.01)
Residential construction	885	12	5.24	962	12	5.20	(77)	0.04
Guaranteed student loans	4,552	49	4.37	4,376	46	4.30	176	0.07
Other direct	1,823	22	4.79	1,741	22	5.01	82	(0.22)
Indirect	9,459	111	4.70	9,473	114	4.89	(14)	(0.19)
Credit cards	457	15	12.98	522	15	11.54	(65)	1.44
Nonaccrual	3,798	10	1.08	4,029	8	0.77	(231)	0.31

Total loans	114,920	1,325	4.62	115,162	1,340	4.72	(242)	(0.10)
Securities available for sale:
Taxable	23,711	199	3.35	23,705	185	3.12	6	0.23
Tax-exempt - FTE [1]	517	7	5.47	549	7	5.54	(32)	(0.07)

Total securities available for sale - FTE [1]	24,228	206	3.40	24,254	192	3.17	(26)	0.23
Funds sold and securities purchased under agreements to resell	1,079	-	-	1,064	-	0.01	15	(0.01)
Loans held for sale	2,104	22	4.17	2,726	28	4.13	(622)	0.04
Interest-bearing deposits	23	-	0.16	22	-	0.13	1	0.03
Interest earning trading assets	3,631	20	2.30	3,558	22	2.49	73	(0.19)

Total earning assets	145,985	1,573	4.32	146,786	1,582	4.37	(801)	(0.05)
Allowance for loan and lease losses	(2,740)			(2,852)			112
Cash and due from banks	4,452			6,485			(2,033)
Other assets	17,348			17,699			(351)
Noninterest earning trading assets	2,999			2,654			345
Unrealized gains on securities available for sale, net	2,483			2,294			189

Total assets	$170,527			$173,066			($2,539)

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$24,672	$10	0.16%	$25,370	$11	0.17%	($698)	(0.01)%
Money market accounts	42,865	43	0.40	42,603	48	0.46	262	(0.06)
Savings	4,587	2	0.18	4,266	1	0.13	321	0.05
Consumer time	12,712	51	1.60	12,774	51	1.61	(62)	(0.01)
Other time	7,203	31	1.74	7,417	33	1.78	(214)	(0.04)

Total interest-bearing consumer and commercial deposits	92,039	137	0.60	92,430	144	0.63	(391)	(0.03)
Brokered deposits	2,317	25	4.38	2,347	25	4.36	(30)	0.02
Foreign deposits	23	-	0.05	259	-	0.15	(236)	(0.10)

Total interest-bearing deposits	94,379	162	0.69	95,036	169	0.72	(657)	(0.03)
Funds purchased	1,001	-	0.12	1,114	-	0.18	(113)	(0.06)
Securities sold under agreements to repurchase	2,264	1	0.14	2,302	1	0.16	(38)	(0.02)
Interest-bearing trading liabilities	922	8	3.39	930	8	3.34	(8)	0.05
Other short-term borrowings	2,934	3	0.38	2,760	3	0.41	174	(0.03)
Long-term debt	13,765	113	3.30	13,806	124	3.64	(41)	(0.34)

Total interest-bearing liabilities	115,265	287	1.00	115,948	305	1.07	(683)	(0.07)
Noninterest-bearing deposits	29,840			28,280			1,560
Other liabilities	3,823			3,955			(132)
Noninterest-bearing trading liabilities	2,090			1,776			314
Shareholders’ equity	19,509			23,107			(3,598)

Total liabilities and shareholders’ equity	$170,527			$173,066			($2,539)

Interest Rate Spread			3.32%			3.30%		0.02%

Net Interest Income - FTE [1]		$1,286			$1,277

Net Interest Margin [2]			3.53%			3.53%		-%

1 The fully taxable-equivalent(“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

2 The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.

3 Average balances, interest income, and yields are presented using the new loan classifications as initially adopted in the Company’s 2010 Annual Report on Form 10-K. Due to the inability of the Company to present 2010 periods using the new classifications, the 2011 amounts have also been presented using prior loan classifications on the next page.

SunTrust Banks, Inc. and Subsidiaries CONSOLIDATED DAILY AVERAGE BALANCES, AVERAGE YIELDS EARNED AND RATES PAID, continued (Dollars in millions; yields on taxable-equivalent basis) (Unaudited)
	Three Months Ended						Increase/(Decrease) From
	June 30, 2011			March 31, 2011			Sequential Quarter		Prior Year Quarter
	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Yields/ Rates	Average Balances	Yields/ Rates
ASSETS
Loans (Pre-Adoption): [3]
Real estate residential mortgage 1-4 family	$28,971	$357	4.93%	$29,427	$369	5.01%	($456)	(0.08)%	$333	(0.56)%
Real estate construction	2,167	21	3.90	2,487	24	3.95	(320)	(0.05)	(1,107)	0.23
Real estate home equity lines	14,347	121	3.37	14,571	121	3.37	(224)	-	(626)	-
Real estate commercial	13,156	132	4.02	13,514	137	4.10	(358)	(0.08)	(1,935)	(0.07)
Commercial - FTE [1]	35,211	476	5.42	33,925	472	5.64	1,286	(0.22)	2,708	(0.10)
Credit card	967	20	8.33	1,013	21	8.13	(46)	0.20	(97)	(0.12)
Consumer - direct	6,844	77	4.52	6,723	74	4.49	121	0.03	1,300	0.20
Consumer - indirect	9,459	111	4.70	9,473	114	4.89	(14)	(0.19)	2,513	(1.16)
Nonaccrual	3,798	10	1.08	4,029	8	0.77	(231)	0.31	(1,185)	0.22

Total loans	114,920	1,325	4.62	115,162	1,340	4.72	(242)	(0.10)	1,904	(0.15)
Securities available for sale:
Taxable	23,711	199	3.35	23,705	185	3.12	6	0.23	(266)	0.24
Tax-exempt - FTE [1]	517	7	5.47	549	7	5.54	(32)	(0.07)	(349)	0.08

Total securities available for sale - FTE [1]	24,228	206	3.40	24,254	192	3.17	(26)	0.23	(615)	0.21
Funds sold and securities purchased under agreements to resell	1,079	-	-	1,064	-	0.01	15	(0.01)	70	(0.11)
Loans held for sale	2,104	22	4.17	2,726	28	4.13	(622)	0.04	(1,238)	0.20
Interest-bearing deposits	23	-	0.16	22	-	0.13	1	0.03	(4)	(0.01)
Interest earning trading assets	3,631	20	2.30	3,558	22	2.49	73	(0.19)	404	(0.73)

Total earning assets	145,985	1,573	4.32	146,786	1,582	4.37	(801)	(0.05)	521	(0.09)
Allowance for loan and lease losses	(2,740)			(2,852)			112		367
Cash and due from banks	4,452			6,485			(2,033)		(1,336)
Other assets	17,348			17,699			(351)		(1,102)
Noninterest earning trading assets	2,999			2,654			345		290
Unrealized gains on securities available for sale, net	2,483			2,294			189		514

Total assets	$170,527			$173,066			($2,539)		($746)

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$24,672	$10	0.16%	$25,370	$11	0.17%	($698)	(0.01)%	($277)	(0.09)%
Money market accounts	42,865	43	0.40	42,603	48	0.46	262	(0.06)	5,162	(0.21)
Savings	4,587	2	0.18	4,266	1	0.13	321	0.05	494	(0.04)
Consumer time	12,712	51	1.60	12,774	51	1.61	(62)	(0.01)	(2,067)	(0.36)
Other time	7,203	31	1.74	7,417	33	1.78	(214)	(0.04)	(2,242)	(0.37)

Total interest-bearing consumer and commercial deposits	92,039	137	0.60	92,430	144	0.63	(391)	(0.03)	1,070	(0.27)
Brokered deposits	2,317	25	4.38	2,347	25	4.36	(30)	0.02	(99)	(0.19)
Foreign deposits	23	-	0.05	259	-	0.15	(236)	(0.10)	(231)	(0.06)

Total interest-bearing deposits	94,379	162	0.69	95,036	169	0.72	(657)	(0.03)	740	(0.27)
Funds purchased	1,001	-	0.12	1,114	-	0.18	(113)	(0.06)	(223)	(0.06)
Securities sold under agreements to repurchase	2,264	1	0.14	2,302	1	0.16	(38)	(0.02)	(368)	-
Interest-bearing trading liabilities	922	8	3.39	930	8	3.34	(8)	0.05	54	(0.37)
Other short-term borrowings	2,934	3	0.38	2,760	3	0.41	174	(0.03)	397	(0.10)
Long-term debt	13,765	113	3.30	13,806	124	3.64	(41)	(0.34)	(2,764)	(0.45)

Total interest-bearing liabilities	115,265	287	1.00	115,948	305	1.07	(683)	(0.07)	(2,164)	(0.34)
Noninterest-bearing deposits	29,840			28,280			1,560		4,349
Other liabilities	3,823			3,955			(132)		(417)
Noninterest-bearing trading liabilities	2,090			1,776			314		290
Shareholders’ equity	19,509			23,107			(3,598)		(2,804)

Total liabilities and shareholders’ equity	$170,527			$173,066			($2,539)		($746)

Interest Rate Spread			3.32%			3.30%		0.02%		0.25%

Net Interest Income - FTE [1]		$1,286			$1,277

Net Interest Margin [2]			3.53%			3.53%		-%		0.20%

1The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

2The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.

3For comparability to prior periods, the Company has presented loans in this table using the prior period loan classifications. The previous page presents average balances, interest income, and yields for loans under the new classification that aligns with the new loan class presentation in the Company’s 2010 Annual Report on Form 10-K.

SunTrust Banks, Inc. and Subsidiaries CONSOLIDATED DAILY AVERAGE BALANCES, AVERAGE YIELDS EARNED AND RATES PAID, continued (Dollars in millions; yields on taxable-equivalent basis) (Unaudited)
	Three Months Ended
	December 31, 2010			September 30, 2010			June 30, 2010

	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates	Average Balances	Interest Income/ Expense	Yields/ Rates
ASSETS
Loans:
Real estate residential mortgage 1-4 family	$29,789	$378	5.07%	$29,252	$386	5.27%	$28,638	$393	5.49%
Real estate construction	2,839	28	3.98	3,431	33	3.78	3,274	30	3.67
Real estate home equity lines	14,738	126	3.38	14,785	127	3.40	14,973	126	3.37
Real estate commercial	13,967	143	4.07	14,166	146	4.08	15,091	154	4.09
Commercial - FTE [1]	33,067	472	5.67	32,491	459	5.60	32,503	447	5.52
Credit card	1,054	21	8.04	1,049	22	8.37	1,064	23	8.45
Consumer - direct	6,565	73	4.38	5,872	66	4.45	5,544	60	4.32
Consumer - indirect	8,683	114	5.19	7,770	108	5.50	6,946	101	5.86
Nonaccrual [3]	4,228	7	0.67	4,506	8	0.88	4,983	11	0.86

Total loans	114,930	1,362	4.70	113,322	1,355	4.74	113,016	1,345	4.77
Securities available for sale:
Taxable	25,702	196	3.05	25,502	208	3.26	23,977	186	3.11
Tax-exempt - FTE [1]	627	8	5.27	732	10	5.26	866	12	5.39

Total securities available for sale - FTE [1]	26,329	204	3.11	26,234	218	3.32	24,843	198	3.19
Funds sold and securities purchased under agreements to resell	964	-	0.02	1,021	-	0.08	1,009	-	0.11
Loans held for sale	3,312	35	4.17	3,276	35	4.33	3,342	33	3.97
Interest-bearing deposits	25	-	0.14	25	-	0.10	27	-	0.17
Interest earning trading assets	3,554	22	2.43	3,371	24	2.75	3,227	24	3.03

Total earning assets	149,114	1,623	4.32	147,249	1,632	4.40	145,464	1,600	4.41
Allowance for loan and lease losses	(2,958)			(3,035)			(3,107)
Cash and due from banks	4,889			4,200			5,788
Other assets	17,929			18,019			18,450
Noninterest earning trading assets	3,130			3,171			2,709
Unrealized gains on securities available for sale, net	2,664			2,395			1,969

Total assets	$174,768			$171,999			$171,273

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$24,637	$12	0.20%	$23,514	$13	0.23%	$24,949	$16	0.25%
Money market accounts	41,711	53	0.50	39,839	57	0.57	37,703	57	0.61
Savings	4,087	2	0.19	4,074	3	0.22	4,093	2	0.22
Consumer time	13,360	57	1.68	14,381	68	1.87	14,779	72	1.96
Other time	8,045	37	1.85	8,914	45	2.02	9,445	50	2.11

Total interest-bearing consumer and commercial deposits	91,840	161	0.70	90,722	186	0.81	90,969	197	0.87
Brokered deposits	2,411	27	4.36	2,418	28	4.53	2,416	28	4.57
Foreign deposits	416	-	0.15	322	-	0.15	254	-	0.11

Total interest-bearing deposits	94,667	188	0.79	93,462	214	0.91	93,639	225	0.96
Funds purchased	1,092	1	0.19	1,176	1	0.20	1,224	1	0.18
Securities sold under agreements to repurchase	2,541	1	0.17	2,505	1	0.16	2,632	1	0.14
Interest-bearing trading liabilities	812	7	3.55	917	9	3.61	868	8	3.76
Other short-term borrowings	3,464	4	0.40	3,192	3	0.40	2,537	3	0.48
Long-term debt	14,914	128	3.41	15,396	138	3.56	16,529	154	3.75

Total interest-bearing liabilities	117,490	329	1.11	116,648	366	1.24	117,429	392	1.34
Noninterest-bearing deposits	27,848			26,511			25,491
Other liabilities	4,045			3,891			4,240
Noninterest-bearing trading liabilities	1,809			1,858			1,800
Shareholders’ equity	23,576			23,091			22,313

Total liabilities and shareholders’ equity	$174,768			$171,999			$171,273

Interest Rate Spread			3.21%			3.16%			3.07%

Net Interest Income - FTE [1]		$1,294			$1,266			$1,208

Net Interest Margin [2]			3.44%			3.41%			3.33%

1The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to   be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

2The net interest margin is calculated by dividing annualized net interest income - FTE by average total earning assets.

3Accruing TDRs were classified in Nonaccrual during prior periods. Due to sustained performance, accruing TDRs have been reclassified to the applicable loan category where   the related interest income is being classified in all periods presented.

SunTrust Banks, Inc. and Subsidiaries CONSOLIDATED DAILY AVERAGE BALANCES, AVERAGE YIELDS EARNED AND RATES PAID, continued (Dollars in millions; yields on taxable-equivalent basis) (Unaudited)

	Six Months Ended
	June 30, 2011
	Average Balances	Interest Income/ Expense	Yields/ Rates
ASSETS
Loans (Post-Adoption): [3]
Commercial and industrial - FTE [1]	$44,673	$1,165	5.26%
Commercial real estate	5,599	103	3.71
Commercial construction	1,334	25	3.81
Residential mortgages - guaranteed	4,346	74	3.42
Residential mortgages - nonguaranteed	21,982	560	5.10
Home equity products	16,068	301	3.77
Residential construction	924	24	5.22
Guaranteed student loans	4,464	96	4.34
Other direct	1,782	43	4.89
Indirect	9,466	225	4.79
Credit cards	489	30	12.21
Nonaccrual	3,913	18	0.92

Total loans	115,040	2,664	4.67
Securities available for sale:
Taxable	23,708	383	3.24
Tax-exempt - FTE [1]	533	15	5.51

Total securities available for sale - FTE [1]	24,241	398	3.29
Funds sold and securities purchased under agreements to resell	1,071	-	-
Loans held for sale	2,413	50	4.15
Interest-bearing deposits	23	-	0.14
Interest earning trading assets	3,595	43	2.39

Total earning assets	146,383	3,155	4.35
Allowance for loan and lease losses	(2,796)
Cash and due from banks	5,463
Other assets	17,523
Noninterest earning trading assets	2,827
Unrealized gains on securities available for sale, net	2,389

Total assets	$171,789

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits:
NOW accounts	$25,019	$21	0.17%
Money market accounts	42,735	91	0.43
Savings	4,428	3	0.16
Consumer time	12,743	101	1.60
Other time	7,309	64	1.76

Total interest-bearing consumer and commercial deposits	92,234	280	0.61
Brokered deposits	2,332	51	4.37
Foreign deposits	140	1	0.14

Total interest-bearing deposits	94,706	332	0.71
Funds purchased	1,057	-	0.15
Securities sold under agreements to repurchase	2,283	2	0.15
Interest-bearing trading liabilities	926	15	3.37
Other short-term borrowings	2,847	6	0.40
Long-term debt	13,785	237	3.47

Total interest-bearing liabilities	115,604	592	1.03
Noninterest-bearing deposits	29,064
Other liabilities	3,889
Noninterest-bearing trading liabilities	1,934
Shareholders’ equity	21,298

Total liabilities and shareholders’ equity	$171,789

Interest Rate Spread			3.32%

Net Interest Income - FTE [1]		$2,563

Net Interest Margin [2]			3.53%

[1]The fully taxable-equivalent (“FTE”) basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

[2]The net interest margin is calculated by dividing net interest income - FTE by average total earning assets.

[3]Average balances, interest income, and yields are presented using the new loan classifications as initially adopted in the Company’s 2010 Annual Report on Form 10-K.

SunTrust Banks, Inc. and Subsidiaries OTHER FINANCIAL DATA (Dollars in millions) (Unaudited)

	Three Months Ended June 30							Six Months Ended June 30
					Increase/(Decrease)					Increase/(Decrease)
	2011		2010		Amount		%	2011	2010	Amount	%
CREDIT DATA
Allowance for credit losses - beginning	$2,908		$3,276		($368)		(11)%	$3,032	$3,235	($203)	(6)%
Provision/(benefit) for unfunded commitments	(3)		(40)		(37)		(93)	(7)	(55)	(48)	(87)
Provision for loan losses
Commercial	124		270		(146)		(54)	232	485	(253)	(52)
Residential	252		413		(161)		(39)	574	1,014	(440)	(43)
Consumer	19		19		-		-	40	80	(40)	(50)

Total provision for loan losses	395		702		(307)		(44)	846	1,579	(733)	(46)

Charge-offs
Commercial	(220)		(251)		(31)		(12)	(405)	(443)	(38)	(9)
Residential	(303)		(470)		(167)		(36)	(688)	(1,078)	(390)	(36)
Consumer	(40)		(47)		(7)		(15)	(85)	(109)	(24)	(22)

Total charge-offs	(563)		(768)		(205)		(27)	(1,178)	(1,630)	(452)	(28)

Recoveries
Commercial	41		29		12		41	70	52	18	35
Residential	6		5		1		20	11	10	1	10
Consumer	11		12		(1)		(8)	21	25	(4)	(16)

Total recoveries	58		46		12		26	102	87	15	17

Net charge-offs	(505)		(722)		(217)		(30)	(1,076)	(1,543)	(467)	(30)

Allowance for credit losses - ending	$2,795		$3,216		($421)		(13)%	$2,795	$3,216	($421)	(13)%

Components:
Allowance for loan and lease losses	$2,744		$3,156		($412)		(13)%
Unfunded commitments reserve	51		60		(9)		(15)

Allowance for credit losses	$2,795		$3,216		($421)		(13)%

Net charge-offs to average loans (annualized) [1]
Commercial	1.34%		1.61%		(0.27)%			1.26%	1.42%	(0.16)%
Residential	2.65		4.06		(1.41)			3.01	4.66	(1.65)
Consumer	0.71		1.19		(0.48)			0.80	1.43	(0.63)

Total net charge-offs to total average loans	1.76%		2.57%		(0.81)%			1.89%	2.74%	(0.85)%

Period Ended
Nonaccrual/nonperforming loans
Commercial	$1,563		$2,191		($628)		(29)%
Residential	2,013		2,473		(460)		(19)
Consumer	34		35		(1)		(3)

Total nonaccrual/nonperforming loans	3,610		4,699		(1,089)		(23)
Other real estate owned (“OREO”)	483		700		(217)		(31)
Other repossessed assets	11		64		(53)		(83)

Total nonperforming assets	$4,104		$5,463		($1,359)		(25)%

Accruing restructured loans	$2,719		$2,269		$450		20%
Nonaccruing restructured loans	923		986		(63)		(6)
Accruing loans past due > 90 days (guaranteed)	1,567		1,223		344		28
Accruing loans past due > 90 days (non-guaranteed)	69		153		(84)		(55)

Total nonperforming loans to total loans	3.14%		4.16%		(1.02)%		(25)%
Total nonperforming assets to total loans plus OREO, other repossessed assets, and nonperforming LHFS	3.56		4.81		(1.25)		(26)
Allowance to period-end loans [2,3]	2.40		2.81		(0.41)		(15)
Allowance to nonperforming loans [2,3]	76.57		67.64		8.93		13
Allowance to annualized net charge-offs [2]	1.35	x	1.09	x	0.26	x	24

[1] Average loans under the new loan classifications in periods prior to the first quarter of 2011 were computed using monthly averages due to an inability to calculate daily averages for prior periods. The Company believes that monthly averages are representative of its operations and materially approximates daily averages.

[2] This ratio is computed using the allowance for loan and lease losses.

[3] Loans carried at fair value were excluded from the calculation.

SunTrust Banks, Inc. and Subsidiaries FIVE QUARTER OTHER FINANCIAL DATA (Dollars in millions) (Unaudited)

	Three Months Ended
	June 30,		March 31,		Increase/(Decrease)			December 31,		September 30,		June 30,
	2011		2011		Amount		%	2010		2010		2010
CREDIT DATA
Allowance for credit losses - beginning	$2,908		$3,032		($124)		(4)%	$3,141		$3,216		$3,276
Provision/(benefit) for unfunded commitments	(3)		(4)		(1)		(25)	3		(5)		(40)
Provision for loan losses
Commercial	124		108		16		15	104		186		270
Residential	252		322		(70)		(22)	379		392		413
Consumer	19		21		(2)		(10)	26		42		19

Total provision for loan losses	395		451		(56)		(12)	509		620		702

Charge-offs
Commercial	(220)		(185)		35		19	(228)		(251)		(251)
Residential	(303)		(385)		(82)		(21)	(390)		(433)		(470)
Consumer	(40)		(45)		(5)		(11)	(45)		(41)		(47)

Total charge-offs	(563)		(615)		(52)		(8)	(663)		(725)		(768)

Recoveries
Commercial	41		29		12		41	25		20		29
Residential	6		5		1		20	7		5		5
Consumer	11		10		1		10	10		10		12

Total recoveries	58		44		14		32	42		35		46

Net charge-offs	(505)		(571)		(66)		(12)	(621)		(690)		(722)

Allowance for credit losses - ending	$2,795		$2,908		($113)		(4)%	$3,032		$3,141		$3,216

Components:
Allowance for loan and lease losses	$2,744		$2,854		($110)		(4)%	$2,974		$3,086		$3,156
Unfunded commitments reserve	51		54		(3)		(6)	58		55		60

Allowance for credit losses	$2,795		$2,908		($113)		(4)%	$3,032		$3,141		$3,216

Net charge-offs to average loans (annualized)[1]
Commercial	1.34%		1.19%		0.15%			1.50%		1.70%		1.61%
Residential	2.65		3.37		(0.72)			3.28		3.68		4.06
Consumer	0.71		0.89		(0.18)			0.93		0.91		1.19

Total net charge-offs to total average loans	1.76%		2.01%		(0.25)%			2.14%		2.42%		2.57%

Period Ended
Nonaccrual/nonperforming loans
Commercial	$1,563		$1,863		($300)		(16)%	$1,887		$2,058		$2,191
Residential	2,013		2,076		(63)		(3)	2,188		2,273		2,473
Consumer	34		32		2		6	35		42		35

Total nonaccrual/nonperforming loans	3,610		3,971		(361)		(9)	4,110		4,373		4,699
OREO	483		534		(51)		(10)	596		645		700
Other repossessed assets	11		16		(5)		(31)	52		51		64
Nonperforming LHFS	-		47		(47)		(100)	-		-		-

Total nonperforming assets	$4,104		$4,568		($464)		(10)%	$4,758		$5,069		$5,463

Accruing restructured loans	$2,719		$2,643		$76		3%	$2,613		$2,516		$2,269
Nonaccruing restructured loans	923		976		(53)		(5)	1,005		988		986
Accruing loans past due > 90 days (guaranteed)	1,567		1,570		(3)		-	1,481		1,425		1,223
Accruing loans past due > 90 days (non-guaranteed)	69		88		(19)		(22)	84		155		153

Total nonperforming loans to total loans	3.14%		3.46%		(0.32)%		(9)%	3.54%		3.80%		4.16%
Total nonperforming assets to total loans plus OREO, other repossessed assets, and nonperforming LHFS	3.56		3.95		(0.39)		(10)	4.08		4.38		4.81
Allowance to period-end loans[2,3]	2.40		2.49		(0.09)		(4)	2.58		2.69		2.81
Allowance to nonperforming loans[2,3]	76.57		72.29		4.28		6	72.86		71.07		67.64
Allowance to annualized net charge-offs[2]	1.35	x	1.23	x	0.12	x	10	1.21	x	1.13	x	1.09	x

1 Average loans under the new loan classifications in periods prior to the first quarter of 2011 were computed using monthly averages due to an inability to calculate daily averages for prior periods. The Company believes that monthly averages are representative of its operations and materially approximates daily averages.

2 This ratio is computed using the allowance for loan and lease losses.

3 Loans carried at fair value were excluded from the calculation.

	536,907	536,907	536,907	536,907	536,907	536,907	536,907	536,907	536,907	536,907
SunTrust Banks, Inc. and Subsidiaries OTHER FINANCIAL DATA, continued (Dollars in millions) (Unaudited)

	Three Months Ended June 30					Six Months Ended June 30
	Core Deposit Intangibles	MSRs - Fair Value	Other	Total		Core Deposit Intangibles	MSRs - Amortized Cost	MSRs - Fair Value	Other	Total
OTHER INTANGIBLE ASSET ROLLFORWARD
Balance, beginning of period	$95	$1,641	$64	$1,800		$104	$604	$936	$67	$1,711
Designated at fair value (transfers from amortized cost)	-	-	-	-		-	(604)	604	-	-
Amortization	(10)	-	(4)	(14)		(19)	-	-	(7)	(26)
Mortgage Servicing Rights (“MSRs”) originated	-	68	-	68		-	-	134	-	134
Fair value change due to fair value election	-	-	-	-		-	-	145	-	145
Fair value changes due to inputs and assumptions	-	(357)	-	(357)		-	-	(402)	-	(402)
Other changes in fair value	-	(54)	-	(54)		-	-	(119)	-	(119)

Balance, June 30, 2010	$85	$1,298	$60	$1,443		$85	$-	$1,298	$60	$1,443

Balance, beginning of period	$59	$1,538	$62	$1,659		$67	$-	$1,439	$65	$1,571
Amortization	(8)	-	(4)	(12)		(16)	-	-	(7)	(23)
MSRs originated	-	47	-	47		-	-	136	-	136
Sale of MSRs	-	-	-	-		-	-	(7)	-	(7)
Fair value changes due to inputs and assumptions	-	(121)	-	(121)		-	-	(51)	-	(51)
Other changes in fair value	-	(41)	-	(41)		-	-	(94)	-	(94)
Other	-	-	7	7		-	-	-	7	7

Balance, June 30, 2011	$51	$1,423	$65	$1,539		$51	$-	$1,423	$65	$1,539

	536,907	536,907	536,907	536,907	536,907	536,907	536,907	536,907	536,907	536,907

	Three Months Ended
	June 30	March 31	December 31	September 30	June 30
	2011	2011	2010	2010	2010
COMMON SHARE ROLLFORWARD (000’s)
Balance, beginning of period	536,817	500,436	499,955	499,929	499,858
Common shares issued/exchanged for employee benefit plans, stock option, and restricted stock activity	90	1,127	481	26	71
Issuance of common stock - Capital Plan	-	35,254	-	-	-

Balance, end of period	536,907	536,817	500,436	499,955	499,929

SunTrust Banks, Inc. and Subsidiaries RECONCILEMENT OF NON-GAAP MEASURES APPENDIX A TO THE EARNINGS RELEASE (Dollars in millions, except per share data) (Unaudited)
	Three Months Ended					Six Months Ended
	June 30 2011	March 31 2011	December 31 2010	September 30 2010	June 30 2010	June 30 2011	June 30 2010
NON-GAAP MEASURES PRESENTED IN THE EARNINGS RELEASE[8]
Total average assets	$170,527	$173,066	$174,768	$171,999	$171,273	$171,789	$171,351
Average net unrealized securities gains	(2,483)	(2,294)	(2,664)	(2,395)	(1,969)	(2,389)	(1,927)

Average assets less net unrealized securities gains	$168,044	$170,772	$172,104	$169,604	$169,304	$169,400	$169,424

Total average common shareholders’ equity	$19,336	$18,269	$18,638	$18,159	$17,387	$18,806	$17,403
Average accumulated other comprehensive income	(1,575)	(1,530)	(2,055)	(1,721)	(998)	(1,553)	(944)

Total average realized common shareholders’ equity	$17,761	$16,739	$16,583	$16,438	$16,389	$17,253	$16,459

Return on average total assets	0.42%	0.42%	0.42%	0.35%	0.03%	0.42%	(0.17)%
Impact of excluding net realized and unrealized securities (gains)/losses and The Coca-Cola Company stock dividend	(0.07)	(0.12)	(0.11)	(0.12)	(0.11)	(0.09)	(0.08)

Return on average total assets less net unrealized securities gains[1]	0.35%	0.30%	0.31%	0.23%	(0.08)%	0.33%	(0.25)%

Return on average common shareholders’ equity	3.61%	0.84%	2.44%	1.83%	(1.29)%	2.28%	(3.31)%
Impact of excluding net realized and unrealized securities (gains)/losses and The Coca-Cola Company stock dividend	(0.40)	(1.19)	(0.91)	(1.13)	(1.24)	(0.79)	(0.92)

Return on average realized common shareholders’ equity[2]	3.21%	(0.35)%	1.53%	0.70%	(2.53)%	1.49%	(4.23)%

Efficiency ratio[3]	70.17%	67.83%	66.57%	64.80%	69.57%	69.01%	70.52%
Impact of excluding amortization of intangible assets	(0.53)	(0.51)	(0.50)	(0.56)	(0.61)	(0.52)	(0.65)

Tangible efficiency ratio[4]	69.64%	67.32%	66.07%	64.24%	68.96%	68.49%	69.87%

Total shareholders’ equity	$19,660	$19,223	$23,130	$23,438	$23,024
Goodwill, net of deferred taxes	(6,199)	(6,185)	(6,189)	(6,192)	(6,197)
Other intangible assets including MSRs, net of deferred taxes	(1,518)	(1,635)	(1,545)	(1,174)	(1,409)
MSRs	1,423	1,538	1,439	1,072	1,298

Tangible equity	13,366	12,941	16,835	17,144	16,716
Preferred stock	(172)	(172)	(4,942)	(4,936)	(4,929)

Tangible common equity	$13,194	$12,769	$11,893	$12,208	$11,787

Total assets	$172,173	$170,794	$172,874	$174,703	$170,668
Goodwill	(6,343)	(6,324)	(6,323)	(6,323)	(6,323)
Other intangible assets including MSRs	(1,539)	(1,659)	(1,571)	(1,204)	(1,443)
MSRs	1,423	1,538	1,439	1,072	1,298

Tangible assets	$165,714	$164,349	$166,419	$168,248	$164,200

Tangible equity to tangible assets[5]	8.07%	7.87%	10.12%	10.19%	10.18%
Tangible book value per common share[6]	$24.57	$23.79	$23.76	$24.42	$23.58

Net interest income	$1,259	$1,249	$1,266	$1,238	$1,178	$2,508	$2,350
Taxable-equivalent adjustment	27	28	28	28	30	55	60

Net interest income - FTE	1,286	1,277	1,294	1,266	1,208	2,563	2,410
Noninterest income	912	883	1,032	1,047	952	1,795	1,650

Total revenue - FTE	2,198	2,160	2,326	2,313	2,160	4,358	4,060
Securities gains, net	(32)	(64)	(64)	(69)	(57)	(96)	(58)

Total revenue - FTE excluding net securities gains[7]	$2,166	$2,096	$2,262	$2,244	$2,103	$4,262	$4,002

1SunTrust presents a return on average assets less net unrealized gains on securities. The foregoing numbers primarily reflect adjustments to remove the effects of the securities portfolio which includes the ownership by the Company of common shares of The Coca-Cola Company. The Company uses this information internally to gauge its actual performance in the industry. The Company believes that the return on average assets less the net unrealized securities gains is more indicative of the Company’s return on assets because it more accurately reflects the return on the assets that are related to the Company’s core businesses which are primarily client relationship and client transaction driven. The return on average assets less net unrealized gains on securities is computed by dividing annualized net income/(loss), excluding securities (gains)/losses and The Coca-Cola Company stock dividend, net of tax, by average assets less net unrealized securities (gains)/losses.

2SunTrust believes that the return on average realized common shareholders’ equity is more indicative of the Company’s return on equity because the excluded equity relates primarily to the holding of a specific security. The return on average realized common shareholders’ equity is computed by dividing annualized net income/(loss) available to common shareholders, excluding securities (gains)/losses and The Coca-Cola Company stock dividend, net of tax, by average realized common shareholders’ equity.

3Computed by dividing noninterest expense by total revenue - FTE. The FTE basis adjusts for the tax-favored status of net interest income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

4SunTrust presents a tangible efficiency ratio which excludes the amortization of intangible assets other than MSRs. The Company believes this measure is useful to investors because, by removing the effect of these intangible asset costs (the level of which may vary from company to company), it allows investors to more easily compare the Company’s efficiency to other companies in the industry. This measure is utilized by management to assess the efficiency of the Company and its lines of business.

5SunTrust presents a tangible equity to tangible assets ratio that excludes the after-tax impact of purchase accounting intangible assets. The Company believes this measure is useful to investors because, by removing the effect of intangible assets that result from merger and acquisition activity (the level of which may vary from company to company), it allows investors to more easily compare the Company’s capital adequacy to other companies in the industry. This measure is used by management to analyze capital adequacy.

6SunTrust presents a tangible book value per common share that excludes the after-tax impact of purchase accounting intangible assets and also excludes preferred stock from tangible equity. The Company believes this measure is useful to investors because, by removing the effect of intangible assets that result from merger and acquisition activity as well as preferred stock (the level of which may vary from company to company), it allows investors to more easily compare the Company’s book value on common stock to other companies in the industry.

7 SunTrust presents total revenue - FTE excluding net securities gains. The Company believes noninterest income without net securities gains is more indicative of the Company’s performance because it isolates income that is primarily client relationship and client transaction driven and is more indicative of normalized operations.

8 Certain amounts in this schedule are presented net of applicable income taxes, which are calculated based on each subsidiary’s federal and state tax rates and laws. In general, the federal marginal tax rate is 35%, but the state marginal tax rates range from 1% to 8% in accordance with the subsidiary’s income tax filing requirements with various tax authorities. In addition, the effective tax rate may differ from the federal and state marginal tax rates in certain cases where a permanent difference exists.

SunTrust Banks, Inc. and Subsidiaries RECONCILEMENT OF NON-GAAP MEASURES APPENDIX A TO THE EARNINGS RELEASE, continued (Dollars in millions, except per share data) (Unaudited)
	Three Months Ended					Six Months Ended
	June 30 2011	March 31 2011	December 31 2010	September 30 2010	June 30 2010	June 30 2011	June 30 2010
NON-GAAP MEASURES PRESENTED IN THE EARNINGS RELEASE[1]
Net income/(loss)	$178	$180	$185	$153	$12	$358	($149)
Preferred dividends, Series A	(2)	(2)	(2)	(2)	(2)	(4)	(4)
U.S. Treasury preferred dividends and accretion of discount	-	(66)	(67)	(67)	(66)	(66)	(132)
Accelerated accretion associated with repurchase of preferred stock issued to the U.S. Treasury	-	(74)	-	-	-	(74)	-
Dividends and undistributed earnings allocated to unvested shares	(2)	-	(2)	-	-	(2)	-

Net income/(loss) available to common shareholders	174	38	114	84	(56)	212	(285)
Securities gains, net of tax	(20)	(40)	(39)	(43)	(35)	(60)	(36)
The Coca-Cola Company stock dividend, net of tax	(13)	(13)	(12)	(12)	(12)	(25)	(24)

Net income/(loss) available to common shareholders excluding securities gains and The Coca-Cola Company stock dividend, net of tax	$141	($15)	$63	$29	($103)	$127	($345)

Net income/(loss) excluding securities gains and The Coca-Cola Company stock dividend, net of tax	$145	$127	$134	$98	($35)	$273	($209)

Net income/(loss) available to common shareholders	$174	$38	$114	$84	($56)	$212	($285)

Accelerated accretion associated with repurchase of preferred stock issued to the U.S. Treasury	-	74	-	-	-	74	-

Net income/(loss) available to common shareholders excluding accelerated accretion associated with repurchase of preferred stock issued to the U.S. Treasury	$174	$112	$114	$84	($56)	$286	($285)

Net income/(loss) per average common share - diluted	$0.33	$0.08	$0.23	$0.17	($0.11)	$0.41	($0.58)
Effect of accelerated accretion associated with repurchase of preferred stock issued to the U.S. Treasury	-	0.14	-	-	-	0.14	-

Net income/(loss) per average common share - diluted, excluding effect of accelerated accretion associated with repurchase of preferred stock issued to the U.S. Treasury	$0.33	$0.22	$0.23	$0.17	($0.11)	$0.55	($0.58)

1Certain amounts in this schedule are presented net of applicable income taxes, which are calculated based on each subsidiary’s federal and state tax rates and laws. In general, the federal marginal tax rate is 35%, but the state marginal tax rates range from 1% to 8% in accordance with the subsidiary’s income tax filing requirements with various tax authorities. In addition, the effective tax rate may differ from the federal and state marginal tax rates in certain cases where a permanent difference exists.

SunTrust Banks, Inc. and Subsidiaries RETAIL BANKING LINE OF BUSINESS (Dollars in millions) (Unaudited)

	Three Months Ended June 30			Six Months Ended June 30
	2011	2010	% Change	2011	2010	% Change[3]

Statements of Income

Net interest income [1]	$632	$629	-%	$1,258	$1,239	2%
FTE adjustment	-	-	-	-	-	-

Net interest income - FTE	632	629	-	1,258	1,239	2
Provision for credit losses [2]	197	251	(22)	413	535	(23)

Net interest income - FTE - after provision for credit losses	435	378	15	845	704	20

Noninterest income before securities gains/(losses)	280	302	(7)	544	578	(6)
Securities gains/(losses), net	-	-	-	-	-	-

Total noninterest income	280	302	(7)	544	578	(6)

Noninterest expense before amortization of intangible assets	645	610	6	1,266	1,206	5
Amortization of intangible assets	8	10	(20)	16	20	(20)

Total noninterest expense	653	620	5	1,282	1,226	5

Income before provision for income taxes	62	60	3	107	56	91
Provision for income taxes	23	21	10	39	19	NM
FTE adjustment	-	-	-	-	-	-

Net income including income attributable to noncontrolling interest	39	39	-	68	37	84
Less: net income attributable to noncontrolling interest	-	-	-	-	-	-

Net income	$39	$39	-	$68	$37	84

Total revenue - FTE	$912	$931	(2)	$1,802	$1,817	(1)

Selected Average Balances

Total loans	$35,021	$32,740	7%	$35,176	$32,689	8%
Goodwill	4,854	4,854	-	4,854	4,854	-
Other intangible assets excluding MSRs	61	98	(38)	65	103	(37)
Total assets	40,458	38,548	5	40,595	38,611	5
Consumer and commercial deposits	77,372	75,502	2	76,640	74,681	3

Performance Ratios

Efficiency ratio	71.58%	66.68%		71.18%	67.45%
Impact of excluding amortization of intangible assets	(4.66)	(4.90)		(4.73)	(5.06)

Tangible efficiency ratio	66.92%	61.78%		66.45%	62.39%

1 Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholder’s equity is not allocated to the lines of business at this time.

2 Provision for credit losses represents net charge-offs for the lines of business.

3 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries DIVERSIFIED COMMERCIAL BANKING LINE OF BUSINESS (Dollars in millions) (Unaudited)

	Three Months Ended June 30			Six Months Ended June 30
	2011	2010	% Change[3]	2011	2010	% Change[3]
Statements of Income

Net interest income[1]	$148	$133	11%	$294	$262	12%
FTE adjustment	25	27	(7)	50	54	(7)

Net interest income - FTE	173	160	8	344	316	9
Provision for credit losses[2]	30	41	(27)	38	64	(41)

Net interest income - FTE - after provision for credit losses	143	119	20	306	252	21

Noninterest income before securities/(losses) gains	65	57	14	122	109	12
Securities gains/(losses), net	-	-	-	-	-	-

Total noninterest income	65	57	14	122	109	12

Noninterest expense before amortization of intangible assets	120	112	7	235	228	3
Amortization of intangible assets	-	-	-	-	-	-

Total noninterest expense	120	112	7	235	228	3

Income - FTE - before provision/(benefit) for income taxes	88	64	38	193	133	45
Provision/(benefit) for income taxes	7	(3)	NM	21	(6)	NM
FTE adjustment	25	27	(7)	50	54	(7)

Net income including income attributable to noncontrolling interest	56	40	40	122	85	44
Less: net income attributable to noncontrolling interest	-	-	-	-	-	-

Net income	$56	$40	40	$122	$85	44

Total revenue - FTE	$238	$217	10	$466	$425	10

Selected Average Balances

Total loans	$22,649	$22,457	1%	$22,585	$22,596	-%
Goodwill	928	927	-	928	928	-
Other intangible assets excluding MSRs	-	-	-	-	-	-
Total assets	24,771	24,753	-	24,714	24,945	(1)
Consumer and commercial deposits	18,955	18,162	4	19,064	18,731	2

Performance Ratios

Efficiency ratio	50.59%	51.79%		50.39%	53.67%
Impact of excluding amortization of intangible assets	(1.98)	(2.45)		(2.04)	(2.59)

Tangible efficiency ratio	48.61%	49.34%		48.35%	51.08%

1 Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholder’s equity is not allocated to the lines of business at this time.

2 Provision for credit losses represents net charge-offs for the lines of business.

3 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

	(16)	(16)	(16)	(16)	(16)	(16)
SunTrust Banks, Inc. and Subsidiaries COMMERCIAL REAL ESTATE LINE OF BUSINESS (Dollars in millions) (Unaudited)

	Three Months Ended June 30			Six Months Ended June 30
	2011	2010	% Change	2011	2010	% Change
Statements of Income

Net interest income [1]	$36	$43	(16)%	$71	$85	(16)%
FTE adjustment	-	-	-	1	-	100

Net interest income - FTE	36	43	(16)	72	85	(15)
Provision for credit losses [2]	112	118	(5)	219	188	16

Net interest income - FTE - after provision for credit losses	(76)	(75)	1	(147)	(103)	43

Noninterest income before securities gains/(losses)	22	19	16	48	40	20
Securities gains/(losses), net	-	-	-	-	-	-

Total noninterest income	22	19	16	48	40	20

Noninterest expense before amortization of intangible assets	109	114	(4)	217	203	7
Amortization of intangible assets	-	-	-	-	-	-

Total noninterest expense	109	114	(4)	217	203	7

Loss - FTE - before benefit for income taxes	(163)	(170)	(4)	(316)	(266)	19
Benefit for income taxes	(81)	(84)	(4)	(158)	(139)	14
FTE adjustment	-	-	-	1	-	100

Loss including income attributable to noncontrolling interest	(82)	(86)	(5)	(159)	(127)	25
Less: net income attributable to noncontrolling interest	-	-	-	-	-	-

Net loss	($82)	($86)	(5)	($159)	($127)	25

Total revenue - FTE	$58	$62	(6)	$120	$125	(4)

Selected Average Balances

Total loans	$7,354	$10,185	(28)%	$7,654	$10,501	(27)%
Goodwill	-	-	-	-	-	-
Other intangible assets excluding MSRs	-	-	-	-	-	-
Total assets	8,262	11,255	(27)	8,580	11,582	(26)
Consumer and commercial deposits	1,520	1,609	(6)	1,475	1,679	(12)

Performance Ratios

Efficiency ratio	186.50%	185.37%		180.31%	162.21%
Impact of excluding amortization of intangible assets	-	-		-	-

Tangible efficiency ratio	186.50%	185.37%		180.31%	162.21%

1 Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholder’s   equity is not allocated to the lines of business at this time.

2 Provision for credit losses represents net charge-offs for the lines of business.

SunTrust Banks, Inc. and Subsidiaries CORPORATE AND INVESTMENT BANKING LINE OF BUSINESS (Dollars in millions) (Unaudited)

	Three Months Ended June 30			Six Months Ended June 30
	2011	2010	% Change	2011	2010	% Change

Statements of Income

Net interest income [1]	$120	$93	29%	$237	$177	34%
FTE adjustment	1	-	100	1	1	-

Net interest income - FTE	121	93	30	238	178	34
Provision for credit losses [2]	3	7	(57)	3	36	(92)

Net interest income - FTE - after provision for credit losses	118	86	37	235	142	65

Noninterest income before securities gains/(losses)	193	142	36	370	255	45
Securities gains/(losses), net	-	-	-	-	-	-

Total noninterest income	193	142	36	370	255	45

Noninterest expense before amortization of intangible assets	148	122	21	295	232	27
Amortization of intangible assets	-	-	-	-	-	-

Total noninterest expense	148	122	21	295	232	27

Income - FTE - before provision for income taxes	163	106	54	310	165	88
Provision for income taxes	59	39	51	113	60	88
FTE adjustment	1	-	100	1	1	-

Net income including income attributable to noncontrolling interest	103	67	54	196	104	88
Less: net income attributable to noncontrolling interest	-	-	-	-	-	-

Net income	$103	$67	54	$196	$104	88

Total revenue - FTE	$314	$235	34	$608	$433	40

Selected Average Balances

Total loans	$13,338	$10,762	24%	$12,783	$10,871	18%
Goodwill	180	180	-	180	180	-
Other intangible assets excluding MSRs	-	-	-	-	-	-
Total assets	23,120	19,557	18	22,288	19,212	16
Consumer and commercial deposits	8,241	6,663	24	8,110	6,334	28

Performance Ratios

Efficiency ratio	47.09%	51.78%		48.48%	53.61%
Impact of excluding amortization of intangible assets	(0.28)	(0.46)		(0.30)	(0.52)

Tangible efficiency ratio	46.81%	51.32%		48.18%	53.09%

1 Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholder’s equity is not allocated to the lines of business at this time.

2 Provision for credit losses represents net charge-offs for the lines of business.

	$162,915	$162,915	$162,915	$162,915	$162,915	$162,915
SunTrust Banks, Inc. and Subsidiaries MORTGAGE LINE OF BUSINESS (Dollars in millions) (Unaudited)

	Three Months Ended June 30			Six Months Ended June 30
	2011	2010	% Change	2011	2010	% Change

Statements of Income

Net interest income[1]	$116	$106	9%	$241	$208	16%
FTE adjustment	-	-	-	-	-	-

Net interest income - FTE	116	106	9	241	208	16
Provision for credit losses[2]	153	289	(47)	376	691	(46)

Net interest income - FTE - after provision for credit losses	(37)	(183)	(80)	(135)	(483)	(72)

Noninterest income before securities losses	76	78	(3)	157	127	24
Securities losses, net	(1)	(1)	-	(1)	(2)	(50)

Total noninterest income	75	77	(3)	156	125	25

Noninterest expense before amortization of intangible assets	277	261	6	528	514	3
Amortization of intangible assets	-	-	-	-	-	-

Total noninterest expense	277	261	6	528	514	3

Loss before benefit for income taxes	(239)	(367)	(35)	(507)	(872)	(42)
Benefit for income taxes	(92)	(139)	(34)	(195)	(331)	(41)
FTE adjustment	-	-	-	-	-	-

Net loss including income attributable to noncontrolling interest	(147)	(228)	(36)	(312)	(541)	(42)
Less: net income attributable to noncontrolling interest	-	-	-	-	-	-

Net loss	($147)	($228)	(36)	($312)	($541)	(42)

Total revenue - FTE	$191	$183	4	$397	$333	19

Selected Average Balances

Total loans	$28,822	$28,662	1%	$29,067	$28,773	1%
Goodwill	-	-	-	-	-	-
Other intangible assets excluding MSRs	-	-	-	-	-	-
Total assets	33,363	34,624	(4)	33,947	34,662	(2)
Consumer and commercial deposits	2,695	2,749	(2)	2,838	2,597	9

Performance Ratios

Efficiency ratio	144.64%	142.25%		133.03%	154.45%
Impact of excluding amortization of intangible assets	-	-		-	-

Tangible efficiency ratio	144.64%	142.25%		133.03%	154.45%

Other Information

Production Data
Channel mix
Retail	$3,306	$3,767	(12)%	$7,022	$7,019	-%
Wholesale	548	1,600	(66)	1,317	2,938	(55)
Correspondent	837	1,628	(49)	2,103	2,684	(22)

Total production	$4,691	$6,995	(33)	$10,442	$12,641	(17)

Channel mix - percent
Retail	70%	54%		67%	56%
Wholesale	12	23		13	23
Correspondent	18	23		20	21

Total production	100%	100%		100%	100%

Purchase and refinance mix
Refinance	$2,231	$3,240	(31)	$6,308	$6,681	(6)
Purchase	2,460	3,755	(34)	4,134	5,960	(31)

Total production	$4,691	$6,995	(33)	$10,442	$12,641	(17)

Purchase and refinance mix - percent
Refinance	48%	46%		60%	53%
Purchase	52	54		40	47

Total production	100%	100%		100%	100%

Applications	$10,548	$12,890	(18)	$19,642	$22,787	(14)

Mortgage Servicing Data (End of Period)
Total loans serviced	$162,915	$177,808	(8)%
Total loans serviced for others	131,548	145,845	(10)
Net carrying value of MSRs	1,423	1,298	10
Ratio of net carrying value of MSRs to total loans serviced for others	1.082%	0.890%

1 Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholder’s   equity is not allocated to the lines of business at this time.

2 Provision for credit losses represents net charge-offs for the lines of business.

SunTrust Banks, Inc. and Subsidiaries WEALTH AND INVESTMENT MANAGEMENT LINE OF BUSINESS (Dollars in millions) (Unaudited)

	Three Months Ended June 30			Six Months Ended June 30
	2011	2010	% Change	2011	2010	% Change

Statements of Income

Net interest income [1]	$102	$95	7%	$204	$187	9%
FTE adjustment	-	-	-	-	-	-

Net interest income - FTE	102	95	7	204	187	9
Provision for credit losses [2]	11	16	(31)	28	29	(3)

Net interest income - FTE - after provision for credit losses	91	79	15	176	158	11

Noninterest income before securities gains/(losses)	208	197	6	423	382	11
Securities gains/(losses), net	-	-	-	-	-	-

Total noninterest income	208	197	6	423	382	11

Noninterest expense before amortization of intangible assets	237	216	10	471	435	8
Amortization of intangible assets	4	3	33	6	6	-

Total noninterest expense	241	219	10	477	441	8

Income before provision for income taxes	58	57	2	122	99	23
Provision for income taxes	22	21	5	43	37	16
FTE adjustment	-	-	-	-	-	-

Net income including income attributable to noncontrolling interest	36	36	-	79	62	27
Less: net income attributable to noncontrolling interest	(1)	-	(100)	4	-	-

Net income	$37	$36	3	$75	$62	21

Total revenue - FTE	$310	$292	6	$627	$569	10

Selected Average Balances

Total loans	$7,522	$8,072	(7)%	$7,567	$8,070	(6)%
Goodwill	372	361	3	367	360	2
Other intangible assets excluding MSRs	53	52	2	54	53	2
Total assets	8,640	9,157	(6)	8,678	9,112	(5)
Consumer and commercial deposits	12,148	11,070	10	12,227	11,052	11

Performance Ratios

Efficiency ratio	77.72%	75.18%		76.16%	77.43%
Impact of excluding amortization of intangible assets	(2.24)	(2.21)		(2.07)	(2.31)

Tangible efficiency ratio	75.48%	72.97%		74.09%	75.12%

Other Information (End of Period)

Assets under adminstration [3]
Managed (discretionary) assets	$104,722	$116,096	(10)%
Non-managed assets	49,928	44,244	13

Total assets under administration	154,650	160,340	(4)

Brokerage assets	35,745	32,383	10
Corporate trust assets	10,572	8,344	27

Total assets under advisement	$200,967	$201,067	-

1 Net interest income does not include the funding benefit that would result from holding shareholders’ equity at the line of business level due to the fact that shareholder’s   equity is not allocated to the lines of business at this time.

2 Provision for credit losses represents net charge-offs for the lines of business.

3 June 30, 2010 assets under advisement and assets under administration includes $16 billion in money market fund assets that were previously managed by RidgeWorth.   SunTrust completed the sale of its money market fund business to Federated Investors, Inc. in the fourth quarter of 2010.

SunTrust Banks, Inc. and Subsidiaries CORPORATE OTHER AND TREASURY (Dollars in millions) (Unaudited)

	Three Months Ended June 30			Six Months Ended June 30
	2011	2010	% Change[3]	2011	2010	% Change[3]
Statements of Income
Net interest income	$105	$79	33%	$203	$192	6%
FTE adjustment	1	3	(67)	3	5	(40)

Net interest income - FTE	106	82	29	206	197	5
Provision for credit losses[1]	(114)	(60)	90	(238)	(19)	NM

Net interest income - FTE - after provision for credit losses	220	142	55	444	216	NM

Noninterest income before securities gains	36	100	(64)	35	101	(65)
Securities gains, net	33	58	(43)	97	60	62

Total noninterest income	69	158	(56)	132	161	(18)

Noninterest expense before amortization of intangible assets	(6)	55	NM	(28)	20	NM
Amortization of intangible assets	-	-	-	1	-	100

Total noninterest expense	(6)	55	NM	(27)	20	NM

Income - FTE - before provision for income taxes	295	245	20	603	357	69
Provision for income taxes	120	95	26	228	116	97
FTE adjustment	1	3	(67)	3	5	(40)

Net income including income attributable to noncontrolling interest	174	147	18	372	236	58
Less: net income attributable to noncontrolling interest	2	3	(33)	4	5	(20)

Net income	$172	$144	19	$368	$231	59

Total revenue - FTE	$175	$240	(27)	$338	$358	(6)

Selected Average Balances
Total loans	$214	$138	55%	$208	$221	(6)%
Securities available for sale	24,139	25,029	(4)	24,181	25,508	(5)
Goodwill	-	1	(100)	-	-	-
Other intangible assets excluding MSRs	3	3	-	3	3	-
Total assets	31,913	33,379	(4)	32,987	33,227	(1)
Consumer and commercial deposits	948	705	34	944	702	34

Other Information

Duration of investment portfolio	3.0%	2.5%

Accounting net interest income interest rate sensitivity[2]:
% Change in net interest income under:
Instantaneous 100 bp increase in rates over next 12 months	-%	0.6%
Instantaneous 100 bp decrease in rates over next 12 months	(1.3)%	(0.7)%

Economic net interest income interest rate sensitivity[2]:
% Change in net interest income under:
Instantaneous 100 bp increase in rates over next 12 months	(0.2)%	0.1%
Instantaneous 100 bp decrease in rates over next 12 months	(1.2)%	(0.3)%

1 Provision for credit losses is the difference between net charge-offs recorded by the lines of business and consolidated provision for credit losses.

2 The recognition of interest rate sensitivity from an accounting perspective is different from the economic perspective due to the election of fair value accounting for certain long term debt and the related interest rate swaps. The net interest income sensitivity profile from an economic perspective assumes the net interest payments from the related swaps were included in net interest income.

3 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.

SunTrust Banks, Inc. and Subsidiaries

CONSOLIDATED - SEGMENT TOTALS

(Dollars in millions)    (Unaudited)

	Three Months Ended June 30			Six Months Ended June 30
	2011	2010	Change[1]	2011	2010	Change[1]

Statements of Income

Net interest income	$1,259	$1,178	7%	$2,508	$2,350	7%
FTE adjustment	27	30	(10)	55	60	(8)

Net interest income - FTE	1,286	1,208	6	2,563	2,410	6
Provision for credit losses	392	662	(41)	839	1,524	(45)

Net interest income - FTE - after provision for credit losses	894	546	64	1,724	886	95

Noninterest income before securities gains	880	895	(2)	1,699	1,592	7
Securities gains, net	32	57	(44)	96	58	66

Total noninterest income	912	952	(4)	1,795	1,650	9

Noninterest expense before amortization of intangible assets	1,530	1,490	3	2,984	2,838	5
Amortization of intangible assets	12	13	(8)	23	26	(12)

Total noninterest expense	1,542	1,503	3	3,007	2,864	5

Income/(loss) - FTE - before provision/(benefit) for income taxes	264	(5)	NM	512	(328)	NM
Provision/(benefit) for income taxes	58	(50)	NM	91	(244)	NM
FTE adjustment	27	30	(10)	55	60	(8)

Net income/(loss) including income attributable to noncontrolling interest	179	15	NM	366	(144)	NM
Less: net income attributable to noncontrolling interest	1	3	(67)	8	5	60

Net income/(loss)	$178	$12	NM	$358	($149)	NM

Total revenue - FTE	$2,198	$2,160	2	$4,358	$4,060	7

Selected Average Balances

Total loans	$114,920	$113,016	2%	$115,040	$113,721	1%
Goodwill	6,334	6,323	-	6,329	6,322	-
Other intangible assets excluding MSRs	117	153	(24)	122	159	(23)
Total assets	170,527	171,273	-	171,789	171,351	-
Consumer and commercial deposits	121,879	116,460	5	121,298	115,776	5

Performance Ratios

Efficiency ratio	70.17%	69.57%		69.01%	70.52%
Impact of excluding amortization of intangible assets	(0.53)	(0.61)		(0.52)	(0.65)

Tangible efficiency ratio	69.64%	68.96%		68.49%	69.87%

1 “NM” - Not meaningful. Those changes over 100 percent were not considered to be meaningful.